                                                                     EXHIBIT 2.1

================================================================================

                           STOCK PURCHASE AGREEMENT


                                BY AND BETWEEN


                         KENT ELECTRONICS CORPORATION


                                      AND


                        THAYER-BLUM FUNDING II, L.L.C.



                         Dated as of October 10, 2000



================================================================================

                               Table of Contents
                               -----------------

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                                                                                         Page
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
ARTICLE I  TRANSFER OF REAL PROPERTY; SALE OF SHARES; CLOSING...........................   1

   SECTION 1.1     Transfer of Real Property and Other Assets...........................   1
   SECTION 1.2     Purchase of Shares...................................................   2
   SECTION 1.3     Purchase Price.......................................................   2
   SECTION 1.4     Purchase Price Adjustment............................................   2
   SECTION 1.5     Closing..............................................................   4
   SECTION 1.6     Closing Deliveries...................................................   4
   SECTION 1.7     Certain Assignments..................................................   6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER................................   7

   SECTION 2.1     Organization and Qualification.......................................   7
   SECTION 2.2     Company Capitalization...............................................   7
   SECTION 2.3     Authority Relative to Agreement......................................   8
   SECTION 2.4     No Violation.........................................................   8
   SECTION 2.5     Consents and Approvals...............................................   9
   SECTION 2.6     Company Financial Statements.........................................   9
   SECTION 2.7     Accounts Receivable..................................................   9
   SECTION 2.8     Inventory............................................................  10
   SECTION 2.9     Absence of Changes...................................................  10
   SECTION 2.10    Undisclosed Liabilities..............................................  11
   SECTION 2.11    Litigation...........................................................  12
   SECTION 2.12    Tax Matters..........................................................  12
   SECTION 2.13    Employee Benefit Plans...............................................  13
   SECTION 2.14    Employment Matters...................................................  15
   SECTION 2.15    Customers............................................................  15
   SECTION 2.16    Suppliers............................................................  15
   SECTION 2.17    Environmental Compliance.............................................  15
   SECTION 2.18    Title to Properties; Encumbrances....................................  16
   SECTION 2.19    Permits and Licenses.................................................  17
   SECTION 2.20    Contracts; No Defaults...............................................  17
   SECTION 2.21    Affiliated Transactions..............................................  19
   SECTION 2.22    Brokers' Fees........................................................  19
   SECTION 2.23    Compliance with Law..................................................  19
   SECTION 2.24    Intellectual Property................................................  19
   SECTION 2.25    Accounts; Lockboxes; Safe Deposit Boxes..............................  20
   SECTION 2.26    FCPA.................................................................  20
   SECTION 2.27    Insurance............................................................  20
   SECTION 2.28    Disclaimer of Additional and Implied Warranties......................  20

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................  20

   SECTION 3.1     Organization and Qualification.......................................  20
   SECTION 3.2     No Prior Business Activity...........................................  21
   SECTION 3.3     Authority Relative to Agreement......................................  21
   SECTION 3.4     No Violation.........................................................  21
   SECTION 3.5     Consents and Approvals...............................................  21
   SECTION 3.6     Purchaser Capitalization.............................................  22
   SECTION 3.7     Accredited Investor..................................................  22
   SECTION 3.8     Investment Purposes..................................................  22
   SECTION 3.9     Restricted Securities................................................  22
   SECTION 3.10    Disclaimer of Additional and Implied Warranties......................  22

                                       i
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                               Table of Contents
                               -----------------
                                  (continued)

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
ARTICLE IV  ADDITIONAL AGREEMENTS.......................................................  22

   SECTION 4.1     Books and Records....................................................  22
   SECTION 4.2     Covenants With Respect to Employees and Employee Benefit Plans.......  23
   SECTION 4.3     Purchaser Covenant with Respect to Applied Materials Guaranty, Letter of Credit and NESLAB Guaranty........................................  25
   SECTION 4.4     Audited Historical Financial Statement Assistance....................  26

ARTICLE V  TAX MATTERS..................................................................  26

   SECTION 5.1     Tax Sharing Agreements...............................................  26
   SECTION 5.2     Section 338(h)(10) Election..........................................  26
   SECTION 5.3     Indemnification for Post-Closing Transactions........................  27
   SECTION 5.4     Post-Closing Transactions Not in the Ordinary Course.................  27
   SECTION 5.5     Allocation of Purchase Price.........................................  27
   SECTION 5.6     Conveyance Taxes.....................................................  28

ARTICLE VI  REMEDIES....................................................................  28

   SECTION 6.1     Indemnification by Seller............................................  28
   SECTION 6.2     Indemnification by Purchaser and the Company.........................  30
   SECTION 6.3     Proceedings..........................................................  30
   SECTION 6.4     Notice and Defense of Third-Party Claims.............................  30
   SECTION 6.5     Litigation and Environmental Matters.................................  31
   SECTION 6.6     Limitations of Liability.............................................  32
   SECTION 6.7     Exclusive Remedies...................................................  34
   SECTION 6.8     Treatment of Indemnity Provisions....................................  35
   SECTION 6.9     Payment of Indemnification Obligation................................  35
   SECTION 6.10    Consent/Approval Losses..............................................  35
   SECTION 6.11    Asset Drop Down and Subsidiary Losses................................  36

ARTICLE VII  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS......................  36

   SECTION 7.1     Survival of Representations and Warranties...........................  36
   SECTION 7.2     Survival of Covenants................................................  36

ARTICLE VIII  MISCELLANEOUS.............................................................  37

   SECTION 8.1     Expenses.............................................................  37
   SECTION 8.2     Public Announcements.................................................  37
   SECTION 8.3     Brokers and Finders..................................................  37
   SECTION 8.4     Entire Agreement; Assignment.........................................  37
   SECTION 8.5     No Assignment; Binding Effect........................................  37
   SECTION 8.6     Amendment and Modification...........................................  37
   SECTION 8.7     Waiver; Consents.....................................................  37
   SECTION 8.8     Further Assurances...................................................  38
   SECTION 8.9     Severability.........................................................  38
   SECTION 8.10    Notices..............................................................  38
   SECTION 8.11    Governing Law........................................................  39
   SECTION 8.12    Jurisdiction and Venue...............................................  39
   SECTION 8.13    Descriptive Headings.................................................  39
   SECTION 8.14    Parties in Interest; No Third-Party Beneficiary......................  40
   SECTION 8.15    Counterparts.........................................................  40
   SECTION 8.16    Incorporation by Reference...........................................  40
   SECTION 8.17    Certain Definitions..................................................  40

                                    EXHIBITS

EXHIBIT A    Note..................................................  A-1
EXHIBIT B    Adjustment Note.......................................  B-1
EXHIBIT C    Transitional Services Agreement.......................  C-1
EXHIBIT D    Post-Closing Lease....................................  D-1
EXHIBIT E    Non-Competition Agreement.............................  E-1
EXHIBIT F    Environmental Laws....................................  F-1

                                   SCHEDULES

Schedule 1.1      - Transferred Real Property and Assigned Contracts and Leases
Schedule 1.4(d)   - Closing Net Assets Calculation
Schedule 2.1      - Organization and Qualification
Schedule 2.4      - No Violation
Schedule 2.5      - Consents and Approvals
Schedule 2.6      - Company Financial Statements
Schedule 2.7      - Accounts Receivable
Schedule 2.9      - Absence of Changes
Schedule 2.10     - Undisclosed Liabilities
Schedule 2.11     - Litigation
Schedule 2.12     - Tax Matters
Schedule 2.13     - Employee Benefit Plans
Schedule 2.14     - Employment Matters
Schedule 2.15     - Customers
Schedule 2.16     - Suppliers
Schedule 2.17     - Environmental Compliance
Schedule 2.18     - Title to Properties and Encumbrances
Schedule 2.19     - Permits and Licenses
Schedule 2.20     - Contracts; No Defaults
Schedule 2.21     - Affiliated Transactions
Schedule 2.22     - Brokers' Fees
Schedule 2.23     - Compliance with Law
Schedule 2.24     - Intellectual Property
Schedule 2.25     - Accounts; Lockboxes; Safe Deposit Boxes
Schedule 2.27     - Insurance
Schedule 3.6      - Purchaser Capitalization Schedule
Schedule 4.1      - Retained Records
Schedule 4.2      - Employees

                           STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of October
                                    ---------
10, 2000, by and between Kent Electronics Corporation, a Texas corporation (the "Seller"), and Thayer-BLUM Funding II, L.L.C., a Delaware limited liability
 ------
company (the "Purchaser").
              ---------


                                   RECITALS


     WHEREAS, the Seller is the owner of 1,000 shares of the issued and outstanding shares of common stock, $.01 par value per share (the "Common
                                                                   ------
Stock"), of K*TEC Electronics Corporation, a Delaware corporation (the "Company"), and such Common Stock constitutes all of the issued and outstanding
 -------
capital stock (of all classes) of the Company;


     WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all such shares of Common Stock (the "Shares")
                                                                        ------
upon the terms and conditions set forth herein;


     WHEREAS, the Seller is making certain representations, warranties, covenants and indemnities herein as an inducement to the Purchaser to enter into this Agreement, and the Purchaser is making certain representations, warranties, covenants and indemnities herein as an inducement to the Seller to enter into this Agreement; and


     WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Section 8.17.
                                 ------------


     NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties, covenants and indemnities contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:


                                   ARTICLE I
              TRANSFER OF REAL PROPERTY; SALE OF SHARES; CLOSING

     SECTION 1.1   Transfer of Real Property and Other Assets.
                   ------------------------------------------

     (a)  Transfer of Real Property and Leases.  Before the transfer of the
          ------------------------------------
Shares to the Purchaser in accordance with Section 1.2, the Seller has
                                           -----------
transferred to the Company good and indefeasible title to the real property (and any improvements thereon) described on Schedule 1.1 (the "Transferred Real
                                       ------------       ----------------
Property") pursuant to the Deeds (as defined below), and the Seller has assigned
--------
to the Company the contracts and leases described on Schedule 1.1 (the "Assigned
                                                     ------------       --------
Contracts and Leases") pursuant to the Assignment (as defined below).
--------------------

     (b)  Drop Down of Assets.  After the transfer of the Transferred Real
          -------------------
Property and Assigned Contracts and Leases described in Section 1.1(a) and
                                                        --------------
before the transfer of the Shares to the Purchaser in accordance with Section
                                                                      -------
1.2, the Company has transferred to one or more
---
non-corporate Company subsidiaries, all of which are directly or indirectly wholly-owned by the Company and have not conducted business prior to the transfers of the assets contemplated by this Section 1.1(b) (collectively, the
                                             --------------
"Non-Corporate Subsidiaries"), certain of its assets (the "Asset Drop Down").
 ---------------------------                               ---------------

     SECTION 1.2  Purchase of Shares. Subject to the terms and conditions of
                  ------------------
this Agreement, the Seller hereby sells to the Purchaser, and the Purchaser hereby purchases from the Seller, all of the Seller's right, title and interest in the Shares on the Closing Date (as defined below).

     SECTION 1.3  Purchase Price.  Subject to the terms and conditions of this
                  --------------
Agreement, and as consideration for the Shares, the Purchaser shall pay to the Seller the aggregate sum of $225,000,000 (the "Purchase Price"). The Purchase
                                               --------------
Price shall be paid by the Purchaser to the Seller as follows: (i) at the Closing (as defined below), the Purchaser shall pay to the Seller $175,000,000, less any amount previously or contemporaneously paid to the Seller from the funds held in escrow pursuant to the Escrow Agreement, by wire transfer of immediately available funds, and (ii) at the Closing, the Purchaser, as maker, shall execute and deliver to the Seller, as payee, the note in the original principal amount of $50,000,000 attached hereto as Exhibit A (the "Note"), and
                                                   ---------       ----
the Note shall be secured by the execution and delivery of a deed of trust (the "Deed of Trust") and one or more security agreements (collectively, the
 -------------
"Security Agreement"), and guaranteed by the execution and delivery of a
 ------------------
Guaranty (the "Guaranty"), each executed by the Company or one or more of the
               --------
Non-Corporate Subsidiaries in favor of the Seller. The Purchase Price shall be adjusted after the Closing Date in accordance with Section 1.4.
                                                   -----------

     SECTION 1.4  Purchase Price Adjustment.
                  -------------------------

     (a) The Purchase Price shall be adjusted in the amount equal to the Net Asset Adjustment. For purposes hereof, the "Net Asset Adjustment" shall equal
                                             --------------------
the difference of (i) the Closing Net Assets (as defined in Section 1.4(d)) as
                                                            --------------
of 11:59 p.m. on October 7, 2000 minus (ii) $177,000,000 (the "Net Asset
                                                               ---------
Threshold").  If the Net Asset Adjustment is positive (i.e., Closing Net Assets
---------
are greater than the Net Asset Threshold), the Purchase Price shall be increased by the amount of the Net Asset Adjustment. Any such positive Net Asset Adjustment shall be paid by the execution and delivery by the Purchaser to the Seller within five days of the Determination Date (as defined below) of a note in the original principal amount of the Net Asset Adjustment, in the form attached hereto as Exhibit B (the "Adjustment Note"), which shall bear interest
                   ---------       ---------------
at the Stated Rate (as defined in the Note) from the Closing Date and shall be guaranteed by the Company and one or more of its Non-Corporate Subsidiaries under the Guaranty. If the Net Asset Adjustment is negative (i.e., if Closing Net Assets are less than the Net Asset Threshold), the Purchase Price shall be decreased by the amount of the Net Asset Adjustment. Any such negative Net Asset Adjustment shall be made by a reduction to the principal amount of the Note, such reduction to be effective as of the Closing Date. If the Note is no longer outstanding on the Determination Date, or has been assigned by the Seller as permitted under the Note, any such negative Net Asset Adjustment shall be made by a cash payment by the Seller to the Purchaser of the amount of the Net Asset Adjustment, plus interest from the Closing Date at the Stated Rate. Any such reduction of the Note or payment shall be made within five days of the Determination Date.

     (b) Within 60 days after the Closing Date, the Seller will provide the Purchaser with a reasonably detailed calculation of the Net Asset Adjustment for the Purchaser's review and approval (the "Calculation"). The Calculation shall
                                          -----------
be deemed to be final and conclusive and agreed to by the Purchaser and the Seller, and shall be the basis for the Net Asset Adjustment provided for in
Section 1.4(a), unless the Purchaser gives written notice to the Seller, within
--------------
90 days of the Purchaser's receipt of the Calculation, that Purchaser disputes the Calculation. The Purchaser and the Seller shall attempt, within 30 days after any such dispute notice is given, to resolve such dispute. If the parties are unable to resolve such dispute within such 30 days, the Purchaser and the Seller shall resolve the dispute in accordance with the procedure set forth in
Section 1.4(c).
--------------

     (c) If the parties do not agree on the amount of the Net Asset Adjustment within 30 days after a dispute notice is given (as described in Section 1.4(b)),
                                                                --------------
they shall engage the Houston office of Ernst & Young LLP for the limited purpose of resolving only the disagreements of the parties with respect to the Calculation, provided that all determinations made by such accounting firm shall be made in accordance with this Section 1.4. The determinations of such
                                -----------
accounting firm shall be conclusive and binding on the parties, and the fees and expenses of such accounting firm shall be divided equally between the Seller and the Purchaser. For purposes hereof, "Determination Date" shall mean the date on
                                     ------------------
which the final determination of the Net Asset Adjustment is made in accordance with either Section 1.4(b) or Section 1.4(c).
            --------------    --------------

     (d)  For the purpose of Section 1.4, the Company's "Closing Net Assets"
                             -----------                 ------------------
means the excess of the assets of the Company over the liabilities of the Company as of 11:59 p.m. on October 7, 2000, determined in accordance with GAAP, except as set forth on Exhibit C, and on a basis consistent with the Company's
                       ---------
preparation of the Balance Sheet (as defined below); provided, however, that (i) the Company's assets shall not include any cash or trading securities (other than petty cash and checking accounts associated with branch offices of the Company); (ii) the Company's liabilities shall not include any liabilities for "held checks"; (iii) the Company's inventory shall be valued based on the Standard Cost Method, and the amount of such inventory shall be determined solely based on the values and amounts reflected in the Books and Records (as defined below) of the Company without any physical count of such inventory, provided that the amount of such inventory as reflected in the Books and Records shall be increased or decreased, as appropriate, if and only if, the aggregate amount of all Clerical Inventory Errors (the "Inventory Adjustment") (which
                                              --------------------
Inventory Adjustment shall be calculated by taking into account all Clerical Inventory Errors that either increase or decrease the amount of such inventory) exceeds $100,000, and in such event, the Company's inventory shall be increased or decreased, as appropriate, by the full amount of the Inventory Adjustment;
(iv) the Company's capitalized overhead variances which have not been allocated to specific parts shall not exceed $1,000,000; (v) the Company's Accounts Receivable (as defined below) (other than the Company's Accounts Receivable from Applied Materials, Inc. which shall not be governed by this clause (v), but instead shall be governed by clause (vi)) as reflected in the

Company's Books and Records shall be reduced, if, and only if, the Company is required, in accordance with GAAP, to establish an allowance for doubtful receivables in excess of $1,000,000, and in such event, the Company's Accounts Receivable shall be reduced only by the amount of such allowance for doubtful receivables in excess of $1,000,000; (vi) the Company's Accounts Receivable from Applied Materials, Inc. as of October 7, 2000 (the "Applied Materials
                                                    -----------------
Receivables") as reflected in the Company's Books and Records shall be reduced
-----------
by fifty percent of the amount of any of the Applied Materials Receivables that the Company agrees to write off before the Determination Date in settlement of the Company's dispute with Applied Materials, Inc. as to the amount of the Applied Materials Receivables; (vii) the loss of any leasehold improvements due to the termination of the related lease as a result of the transactions contemplated by this Agreement shall not result in an adjustment to Closing Net Assets; (viii) the Company's assets and liabilities shall not include any federal, state, local or foreign Taxes attributable to the Section 338(h)(10) Election (as defined below); (ix) the Transferred Real Property shall have a value of $3,178,000 as reflected on the Balance Sheet as of the Balance Sheet Date; (x) the value of all assets transferred by the Seller to the Company as contemplated by this Agreement is reflected in the Balance Sheet as of the Balance Sheet Date, except for the value of the deposits under certain leases;
(xi) the Company's Closing Net Assets shall not include any capitalized leases; and (xii) the Company's Closing Net Assets shall not include any intercompany accounts between the Seller and the Company. An example of the calculation of Closing Net Assets as of August 26, 2000 is set forth on Schedule 1.4(d) hereto.
                                                         ---------------

     SECTION 1.5  Closing.  The purchase and sale of the Shares (the "Closing")
                  -------                                             -------
provided for in this Agreement shall take place at the offices of Locke Liddell & Sapp LLP, 3400 Chase Tower, Houston, Texas 77002. For purposes of this Agreement, the "Closing Date" shall be October 10, 2000.
                ------------

     SECTION 1.6  Closing Deliveries.
                  ------------------

     (a) The Seller will deliver to the Purchaser or the Company, at the Closing, the following instruments, each executed by the Seller or the Company or the Non-Corporate Subsidiaries, as appropriate:

          (i) the deeds transferring the Transferred Real Property to the Company (collectively, the "Deeds");
                                 -----

          (ii) an assignment transferring the Assigned Contracts and Leases to the Company (the "Assignment");
                       ----------

          (iii) one or more deeds, bills of sale, assignments or other conveyances to effect the Asset Drop Down;

          (iv) the certificate(s) representing the Shares duly endorsed by the Seller for transfer to the Purchaser;

          (v) the transitional services and system sharing agreement attached hereto as Exhibit C (the "Transitional Services Agreement");
               ---------       -------------------------------

          (vi) the lease(s) between the Seller and the Company or one or more of the Non-Corporate Subsidiaries attached hereto as Exhibit D
                                                          ---------
     (collectively, the "Post-Closing Lease");
                         ------------------

          (vii) the resignation of each director and officer of the Company, effective at the Closing (unless agreed otherwise in writing by the Purchaser);

          (viii) the non-competition agreement between the Company and the Seller attached hereto as Exhibit E (the "Non-Competition Agreement");
                               ---------       -------------------------

          (ix) an opinion of Locke Liddell & Sapp LLP, counsel to the Seller, in a form reasonably acceptable to the Purchaser;

          (x) an opinion of Kavanagh, Maloney & Osnato LLP, counsel to the Seller, in a form reasonably acceptable to the Purchaser;

          (xi) officer's certificates executed by an officer of each of the Company and the Seller in a form reasonably acceptable to the Purchaser; and

          (xii) such additional instruments or documents as the Purchaser shall have reasonably requested to evidence the consummation of the transactions contemplated by this Agreement; provided that the Seller shall not be required to provide any third-party consents, waivers or approvals.

     (b) The Purchaser will deliver to the Seller, at the Closing, the cash portion of the Purchase Price and the following instruments, each executed by the Purchaser, the Company or one or more of the Non-Corporate Subsidiaries, as appropriate:

          (i)    the Note;

          (ii)   the Deed of Trust;

          (iii)  the Security Agreement;

          (iv)   the Guaranty;

          (v)    the Transitional Services Agreement;

          (vi)   the Post-Closing Lease;

          (vii)  the Non-Competition Agreement;

          (viii) an opinion of Latham & Watkins, counsel to the Purchaser, in a form reasonably acceptable to the Seller;

          (ix) an opinion of Jenkins & Gilchrist, counsel to the Purchaser, in a form reasonably acceptable to the Seller;

          (x) an officer's certificate executed by an officer of the Purchaser in a form reasonably acceptable to the Seller; and

          (xi) such additional instruments or documents as the Seller shall have reasonably requested to evidence the consummation of the transactions contemplated by this Agreement.

     (c)  The agreements, instruments and documents referred to in this Section
                                                                        -------
1.6 and any other agreements, instruments or documents executed and delivered in
---
connection with this Agreement are collectively referred to as the "Transaction
                                                                    -----------
Documents".
---------

     SECTION 1.7  Certain Assignments.  Except as provided in this Section 1.7,
                  -------------------                              -----------
Section 6.10 or Section 6.11, the Seller shall not have any obligation under
------------    ------------
this Agreement with respect to any failure to obtain any third party consent, waiver or approval that is required for transfer of any of the Assigned Contracts and Leases or any other lease or contract and the Purchaser, the Company or its Non-Corporate Subsidiaries shall be or remain liable with respect to, and indemnify the Seller against any liability in respect of, any of such Assigned Contracts and Leases or other lease or contract for which any such third party consent, waiver or approval is not obtained. If (x) any required consent, waiver or approval to the direct or indirect transfer or assignment to the Purchaser, the Company or its Non-Corporate Subsidiaries of any Assigned Contracts and Leases or other lease or contract is not obtained, (y) an attempted transfer or assignment would be ineffective or would adversely affect the rights of the Seller, the Purchaser, the Company or its Non-Corporate Subsidiaries thereunder so that the Purchaser, the Company or its Non-Corporate Subsidiaries would not receive substantially all of such rights, or (z) any lease or contract is assigned to the Company or its Non-Corporate Subsidiaries pursuant to the provisions hereof and the other contracting party thereafter raises objections to the assignment and refuses to allow the Company or its Non-Corporate Subsidiaries to perform the lease or contract on the terms therein provided, or threatens to terminate the lease or contract or sue for damages, the Purchaser, the Company or its Non-Corporate Subsidiaries and the Seller, as appropriate, shall cooperate in any arrangement the Purchaser may reasonably request to provide for the Purchaser the benefits under such lease or contract. If any consent, waiver or approval of any Person is required for any such transfer or assignment and is not obtained, then at the request of the Purchaser the Seller shall take all reasonable and appropriate steps ("Actions") to
                                                             -------
provide the Purchaser, the Company or its Non-Corporate Subsidiaries the benefits under any such lease or contract in accordance with the terms thereof (provided such Actions are not prohibited by the terms of such lease or contract) including, without limitation, (i) entering into subcontracts, sublicenses, subleases, sale and leasebacks, use and service agreements or other contractual arrangements which will provide such benefits to the Purchaser's reasonable satisfaction, and (ii) enforcing, at the expense of the Purchaser and for the benefit of the Purchaser, any and all rights of the Company, its Non-Corporate Subsidiaries or the Seller against the other party thereto arising out of the breach or cancellation thereof by such party or otherwise. If any request is made of the Seller pursuant to this Section 1.7 or
                                                                 -----------
the Seller is required to take any Action as provided herein, then any material expense of complying with such request or taking such Action shall be borne by the Purchaser, except to the extent provided in Section 6.10 or Section 6.11.
                                                ------------    ------------

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller makes the representations and warranties set forth in this

Article II to the Purchaser.  Notwithstanding anything to the contrary herein,
----------
Purchaser acknowledges and agrees that none of the representations and warranties set forth in Sections 2.6, 2.8, 2.9(b), 2.9(g), 2.9(k), 2.9(p)(as
                        ----------------------------------------------------
such subsection relates to Sections 2.9(b),(g) and (k)), 2.18, 2.20 and 2.21
-------------------------------------------------------------------     ----
shall be deemed inaccurate or breached solely because certain of the Company's assets shall be owned by the Non-Corporate Subsidiaries as a result of the Asset Drop Down. In addition, references to the Company shall be deemed to be references to an applicable Non-Corporate Subsidiary where the context so requires. The Seller has delivered to the Purchaser the Schedules to this Agreement referred to in this Article II on the date hereof and such Schedules
                              ----------
have been reviewed and accepted by the Purchaser. The Schedules shall be arranged to correspond to the Sections contained in this Article II, and the
                                                         ----------
disclosures in any Schedule shall qualify only (a) the corresponding Section of this Article II and (b) other Sections of this Article II to the extent that
     ----------                                ----------
either (i) a Schedule includes a specific cross reference to another Schedule or
(ii) it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is applicable to such other Sections.

     SECTION 2.1  Organization and Qualification.  The Company is duly
                  ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its business as it has been and is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing, either alone or together with any other such failure, does not and could not reasonably be expected to result in a Material Adverse Effect on the Company. Each such jurisdiction in which the Company is so qualified is listed on Schedule 2.1.
                                                               ------------
Except for the Non-Corporate Subsidiaries, the Company has no Subsidiaries. The Company is not a member of (nor is any part of its business conducted through) any partnerships, nor is it a participant in any joint venture or similar arrangement.

     SECTION 2.2  Company Capitalization.
                  -----------------------

     (a) The authorized capital stock of the Company consists of 3,000 shares of Common Stock, of which 1,000 shares of Common Stock are issued and outstanding, and no shares of

Common Stock are held in treasury. There are no outstanding subscriptions, options, phantom stock, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating the Company to issue any security of or equity interest in the Company, or irrevocable proxies or any agreements restricting the transfer of or otherwise relating to any security or equity interest in the Company. All of the Shares have been duly authorized, validly issued and are fully paid and nonassessable, and are free of preemptive rights and constitute all of the issued and outstanding capital stock of the Company.

     (b) The Seller (i) owns, beneficially and of record, the Shares, free and clear of any and all liens, claims and encumbrances, (ii) is in rightful possession of duly and validly authorized and issued certificates evidencing its ownership of record of such Shares and (iii) has full right, power and authority to sell, transfer, convey and deliver to the Purchaser, in accordance with the terms of this Agreement, indefeasible title to all such Shares, free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated in this Agreement, Purchaser will acquire good, valid and indefeasible title to the Shares, free and clear of all liens, claims and encumbrances, and the Shares will be fully paid and non-assessable.

     SECTION 2.3  Authority Relative to Agreement.  The Seller has all requisite
                  -------------------------------
corporate power and authority to execute, deliver and perform this Agreement, and no further corporate proceedings on the part of the Seller are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized by the Board of Directors of the Seller. This Agreement has been duly and validly executed and delivered by the Seller, and this Agreement constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

     SECTION 2.4  No Violation. Except as set forth on Schedule 2.4, neither the
                  ------------                         ------------
execution, delivery nor performance of this Agreement, in its entirety, nor the consummation of the transactions contemplated hereby, as of the Closing Date,
(i) violates (a "Company Violation") any law, order, writ, judgment, injunction,
                 -----------------
award, decree, rule, statute, ordinance or regulation applicable to the Company or the Seller, (ii) is in conflict with, results in a breach or termination of any provision of, causes the acceleration of the maturity of any debt or obligation pursuant to, constitutes or after notice or the passage of time would constitute a default (or gives rise to any right of termination, cancellation or acceleration) under, or results in the creation of any security interest, lien, charge or other encumbrance upon any currently owned property of the Company pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or the Seller is a party or by which any currently owned property of the Company is subject or bound (collectively, a "Company Default"), or (iii)
                                              ---------------
conflicts with or results in any breach of any provision of the certificate or articles of incorporation or by-laws of the Company or the Seller, which Company Violation or Company Default, either alone or together with any other Company Violation or Company Default, could reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 2.5  Consents and Approvals.  Subject to Section 6.10, no prior
                  ----------------------              ------------
consent, approval or authorization of, or declaration, filing or registration with any Governmental Authority or other Person, domestic or foreign, is required of or by the Seller or the Company in connection with the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby, except as described on Schedule 2.5 hereto and except for
                                            ------------
filing a Notification and Report Form pursuant to the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                           ---
Act"), and the expiration or termination of the applicable waiting period under
---
the HSR Act.

     SECTION 2.6  Company Financial Statements.  Schedule 2.6 contains copies of
                  -----------------------------  ------------
the unaudited statement of assets and liabilities (the "Balance Sheet") of the
                                                        -------------
Company as of August 26, 2000 (the "Balance Sheet Date"), the unaudited
                                    ------------------
statement of assets and liabilities of the Company as of April 1, 2000, and the unaudited divisional operating statements of the Company for the five-month period ended August 26, 2000, the fiscal year ended March 28, 1998, the fiscal year ended April 3, 1999, and the fiscal year ended April 1, 2000 (collectively, the "Financial Statements"). The Financial Statements present fairly, in all
     --------------------
material respects, the assets and liabilities of the Company (on a stand-alone basis) as of the Balance Sheet Date and the results of operations of the Company (on a stand-alone basis) for the periods referenced above, in accordance with GAAP, except as described on Schedule 2.6. The Seller maintains a system of
                             ------------
internal accounting controls sufficient to provide reasonable assurance that transactions of the Company are executed with authorizations necessary from the Seller's management, and such transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Seller in accordance with GAAP and to maintain accountability for assets. The books of account, stock record books and other business records of the Company (the "Books and
                                                                   ---------
Records") accurately and fairly reflect, in all material respects, in reasonable
-------
detail, the activities of the Company and have been made available to Purchaser for its inspection. The Company has not engaged in any monetary transaction, maintained any bank account or used any corporate funds except for monetary transactions, bank accounts or funds which have been and are reflected, in the Books and Records.

     SECTION 2.7  Accounts Receivable.  All trade accounts receivable of the
                  --------------------
Company (the "Accounts Receivable") that were or are reflected in the Financial
              -------------------
Statements or the Books and Records as of the Closing Date represent valid obligations arising from sales actually made in the ordinary course of business. All of such Accounts Receivable arose out of bona fide, arms-length transactions for the sale of goods or performance of services. Except as set forth on
Schedule 2.7, to the Seller's Knowledge, there is no contest, claim, or right of
------------
set-off, other than returns in the ordinary course of business, under any agreement with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable (it being understood and agreed that the aggregate amount of Accounts Receivable that are the subject of any such contest, claim or right of set-off that would constitute a breach of the representation and warranty set forth in this sentence shall be included in the calculation of any allowance for doubtful receivables established in accordance with, Section 1.4(d)(iv), and the Seller's responsibility therefor shall be
      -----------------
limited to its obligations under Section 1.4(d)(iv)).  The Seller has provided
                                 ------------------
to the Purchaser a complete and accurate list of all Accounts Receivable as of the Balance Sheet Date, which list sets forth the aging of such Accounts Receivable and reconciles the amount of such Accounts Receivable as stated on such list to the amount of such Accounts Receivable as stated on the Balance Sheet. A summary aging schedule of such Accounts Receivable as of the Balance Sheet Date is set forth on Schedule 2.7.
                                                                 ------------

     SECTION 2.8  Inventory.  The Company's inventory has been acquired and
                  ---------
disposed of in the usual and ordinary course of business for the period beginning on October 1, 1999 through the date hereof. All inventory reflected in the Financial Statements is valued based on the Standard Cost Method. Notwithstanding any other provision of this Agreement to the contrary, the Seller makes no representations or warranties regarding the value (other than the representation and warranty set forth in the preceding sentence), quantity or quality of the Company's inventory.

     SECTION 2.9  Absence of Changes.  Except as and to the extent set forth on
                  ------------------
Schedule 2.9, since the Balance Sheet Date there has not been any:
------------

     (a)  Material Adverse Effect on the Company;

     (b) acquisition by merger, consolidation or purchase (including by purchase of all or substantially all of the assets, or any material assets or business) of the Company;

     (c) acquisition, directly or indirectly, by redemption or otherwise, of any shares of capital stock of the Company;

     (d) declaration of any dividends on any shares of capital stock of the Company other than in cash;

     (e) (i) increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents (collectively, "Personnel")
                                                                    ---------
whose individual total compensation for services rendered to the Company is currently at an annual rate of more than $50,000 (except for normal periodic increases in the ordinary course of business consistent with past practice),
(ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel (except in the ordinary course of business), (iii) employee welfare, pension, retirement, profit-sharing, insurance or similar payment or arrangement made or agreed to by the Company for any Personnel except pursuant to the existing plans and arrangements described in the Schedules hereto or (iv) new employment agreement to which the Company is a party;

     (f) except for additions, amendments or modifications in the ordinary course of business to any Seller "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any other material employee plan, program or arrangement maintained by the Seller in which Seller's employees participate, addition to or modification of any Company Plans affecting Personnel other than:
(i) contributions made for 2000 in accordance with the normal practices of the Company or the Seller or (ii) the extension of coverage to other Personnel who became eligible after the date of the Balance Sheet;

     (g) sale (other than sales of inventory in the ordinary course of business), lease, assignment, transfer or other disposition of any material assets or properties of the Company other than in the ordinary course of business;

     (h) cancellation of any indebtedness or waiver of any claims or rights of substantial value to the Company or mortgage, pledge or imposition of any liens, claims and encumbrances on any material asset or property of the Company, except in the ordinary course of business;

     (i) entry into, amendment, cancellation or termination of any contract, agreement or commitment described on Schedule 2.20, license or other instrument
                                     -------------
material to the Company or any Subsidiary, except in the ordinary course of business;

     (j) the execution of any lease or any incurring of liability for a capital expenditure by the Company, involving payments in excess of $50,000 individually or $200,000 in the aggregate;

     (k) failure to operate the business of the Company in the ordinary course so as to use reasonable efforts to preserve the business intact, to keep available the services of the Personnel, and to preserve the goodwill of the suppliers, customers and others having business relations with the Company;

     (l) revaluation by the Company of any of its assets, including without limitation, writing off notes or accounts receivable or inventory, other than in the ordinary course of business and consistent with past practice;

     (m)  change in accounting methods or practices by the Company;

     (n) damage, destruction or loss (whether or not covered by insurance) of any asset or property of the Company which could have a Material Adverse Effect;

     (o) any indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company, other than intercompany accounts; or

     (p) agreement, whether oral or written, by the Company to do any of the foregoing.

     SECTION 2.10 Undisclosed Liabilities.  Except as set forth on Schedule 2.10
                  -----------------------                          -------------
and except to the extent of any excess accruals for liabilities or obligations established by the Company and reflected on the Balance Sheet in one or more of the categories of accruals reflected on Schedule 1.4(d), to the Seller's
                                        ---------------
Knowledge, the Company has no liabilities or obligations of any nature (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for liabilities and obligations (i) reflected or reserved for on the Balance Sheet, (ii) that have arisen since the date of the Balance Sheet in the ordinary course of the operation of business and consistent with past practice of the Company (all of which are current liabilities similar in type to those reflected on the Balance Sheet), (iii) as reflected on other

Schedules hereto, or (iv) under contracts or agreements not required to be disclosed on other Schedules hereto.

     SECTION 2.11 Litigation. Except as set forth on Schedule 2.11, there are no
                  ----------                         -------------
actions, suits, or other proceedings pending or, to the Knowledge of the Seller, threatened against the Company or involving any of the properties or assets of the Company, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity that (i) involves a claimed amount equal to or greater than $100,000, (ii) would reasonably be expected to result in the payment of damages or settlement in an amount equal to or greater than $100,000, (iii) seeks injunctive relief, or (iv) involves claims by a Governmental Authority against any aspect of the assets, business or operations of the Company. Schedule 2.11
                                                                  -------------
also lists each judgment, order, decree, stipulation or injunction binding upon the Company or its property and each workers' compensation claim made by an employee of the Company in an amount greater than $10,000 during the past three complete fiscal years.

     SECTION 2.12 Tax Matters.  Except as set forth on Schedule 2.12: (a) all
                  -----------                          -------------
returns and reports of or with respect to any Tax ("Tax Returns") which are
                                                    -----------
required to be filed on or before the Closing Date by or with respect to the Company have been or will be on or prior to the Closing Date duly and timely filed; (b) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been or will
  ---------
be so included and all information provided in each such Tax Return is true, correct and complete in all material respects; (c) all Taxes that accrue or are payable by the Company for any Pre-Closing Taxable Period have or will have been timely paid on or before the Closing Date unless a reserve for the full amount of such Tax has been or will be established therefor in the Closing Balance Sheet (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income); (d) all Tax withholding requirements imposed on or with respect to the Company have been satisfied in full; (e) the Company does not have a Tax deficiency or claim assessed or, to the best of Seller's Knowledge based upon personal contact with an agent of any taxing authority, proposed or threatened (whether orally or in writing) against the Company, except to the extent that adequate liabilities or reserves with respect thereto are accrued on the Closing Balance Sheet or (i) such deficiency or claim is being contested in good faith by appropriate proceedings, (ii) no such accrual is required and (iii) the nature and amount of the disputed Tax is set forth on Schedule 2.12; (f) there is not in force any extension of time with
         -------------
respect to the due date for the filing of any Tax Return that relates to or includes the Company or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Returns; (g) no payments are due or will become due by the Company pursuant to any tax indemnity or tax sharing agreement or arrangement; (h) the Company has never been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is Seller; (i) the consolidated group of corporations that has the Seller as its common parent has filed all Tax Returns that it was required to file for each taxable period during which the Company was a member of the group and has paid all Taxes due for such taxable periods; (j) the Company has no liability for the Taxes of any person other than the Company under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law); (k) no claim has ever been made in writing by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction; (l) the Company (i) has not filed a consent under Code Section 341(f) concerning collapsible corporations or (ii) has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (m) none of the assets of the Company (i) are required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Code Section 168(h); (n) the Company has not agreed to and is not required to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by the Company and neither the Company nor the Seller has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method; (o) there are no liens or encumbrances related to Taxes on any of the assets of the Company (other than for current Taxes not yet due and payable); (p) the Company has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that could obligate it to make any payment that would not be deductible under Code Section 280G; and (q) the Seller is and will be eligible as of the Closing Date to make an election under Section 338(h)(10) of the Code with respect to the Shares; the Seller will not be a target corporation within the meaning of Section 338 of the Code for the taxable year that includes the Closing Date; and for United States federal income tax purposes, the Company is, and on the Closing Date will be, a member of the consolidated group of corporations that has the Seller as its common parent.

     SECTION 2.13 Employee Benefit Plans.
                  ----------------------

     (a)  Schedule 2.13 lists each "employee benefit plan" (within the meaning
          -------------
of Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA")) and any other employee plan, program or arrangement
          -----
maintained by the Company at any time during the five (5) year period ending on the Closing Date which covers or has covered any current or former employees, consultants or directors of the Company and pursuant to which the Company has any liability (whether fixed or contingent) (the "Company Plans"). True and
                                                  -------------
correct copies of each of the following, to the extent applicable, have been made available to the Purchaser with respect to each Company Plan: the three most recent annual reports (Form 5500) filed with the Internal Revenue Service ("IRS"), the plan document, the trust agreement, if any, the most recent summary
  ---
plan description if required by ERISA or the Code, the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401 of the Code, and any insurance policy related to such Company Plan. Each Company Plan has been administered and is in compliance in all material respects with the terms of such plan and all applicable laws, rules and regulations.

     (b) The Company does not contribute to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA) and neither the Company nor any entity that, together with the Company, is treated as a single employer under Code (S) 414(b), (c), (m) or (o) or ERISA (S) 4001(a) (14) or 4001(b) ("Controlled
                                                               ----------
Entity") has incurred any withdrawal liability with respect to any multi-
------
employer plan. Neither the Company nor any Controlled Entity maintains or sponsors or has any liability (whether fixed or contingent) under any pension benefit plan which is a defined benefit plan which is or has been subject to Title IV of ERISA.

     (c) No "prohibited transaction," as such term is used in Section 406 of ERISA or Section 4975 of the Code, and no litigation or administrative or other proceeding involving any Company Plans have occurred or, to the Knowledge of the Company, is threatened where an adverse determination would have a Material Adverse Effect.

     (d) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits or provision of other rights have been or will be made hereunder, under any agreement contemplated herein, under any Company Plan or under any agreement with any employee of the Company that would be reasonably likely to be nondeductible under Section 280G, 162(a)(i) or 404 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered. No Company Plan provides retiree medical or retiree life insurance benefits to any present or former Company employee, and the Company is not contractually or otherwise obligated (whether or not in writing) to provide any present or former Company employee with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4908B of the Code.

     (e)  Each Company Plan which has at any time been intended to qualify under
Section 401(a) of the Code, and each associated trust which at any time has been intended to be exempt from taxation pursuant to Section 501(a) of the Code, is the subject of a favorable determination, opinion or approval letter from the Internal Revenue Service ("IRS") regarding its qualification or exemption from taxation, as applicable, under such section. To the Knowledge of the Seller, no event or omission has occurred which would cause any such Company Plan to lose its qualification under the applicable Code Section.

     (f) None of the Seller, the Company nor any Controlled Entity has announced any plan or legally binding commitment to create any additional Company Plan which is intended to cover employees or former employees of the Company or any Controlled Entity or to amend or modify any existing Company Plan to provide for additional benefits.

     (g) No event has occurred in connection with which the Company, any Controlled Entity or any Company Plan, directly or indirectly, could be subject to any liability which would have a Material Adverse Effect (i) under any statute, regulation or governmental order relating to any Company Plan or (ii) pursuant to any obligation of the Company or any Controlled Entity to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Company Plans.

     (h) All contributions required to be made by Seller, the Company or any Controlled Entity with respect to any Company Plan due as of any date through and including the Closing Date have been made, or will be made, when due.

     SECTION 2.14 Employment Matters.  Except as set forth on Schedule 2.14, the
                  ------------------                          -------------
Company has not entered into any severance or similar arrangement in respect of any present employee of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any present employee of the Company following termination of employment. Except as set forth on Schedule
                                                                     --------
2.14, the Company has not agreed to pay any transaction bonus or similar payment
-----
to any present employee of the Company contingent upon consummation of the transactions contemplated by this Agreement (it being understood and agreed that any such bonus or similar payment shall be paid by the Seller). Except as disclosed on Schedule 2.14, the Company has complied in all material respects
             -------------
with all laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings (hereinafter collectively referred to as the "Employment
                                                                 ----------
Laws").  The Company is not currently liable for the payment of taxes, fines,
----
penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws. Except as disclosed on Schedule 2.14, the
                                                          -------------
Company is not a party to any collective bargaining agreement or any other contracts or agreements granting benefits or rights to employees or consultants, or any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. Except as disclosed on Schedule 2.14, there have been no unfair labor practice complaints
             -------------
or similar claims against the Company in the past three years, and there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There are no strikes, slowdowns, work stoppages, lockouts, or to the Knowledge of the Seller, threats thereof, by or with respect to any such employees. To the Knowledge of Seller, there are no organizational efforts being made or threatened by or on behalf of any labor union with respect to non-unionized employees of the Company.

     SECTION 2.15 Customers. Listed on Schedule 2.15 are the names and addresses
                  ---------            -------------
of the top ten customers of the Company for the five months ended August 26, 2000. Except as disclosed on Schedule 2.15, neither the Company nor the Seller
                              -------------
has received any actual notice or has any valid reason to believe that any of its customers listed on Schedule 2.15 has any current plans to cease using its
                        -------------
products, equipment, goods or services, or has substantially reduced, or has any current plans to reduce substantially, the use of such products, equipment, goods or services.

     SECTION 2.16 Suppliers. Listed on Schedule 2.16 are the names and addresses
                  ---------            -------------
of the top ten suppliers of the Company for the five months ended August 26, 2000. Except as disclosed on Schedule 2.16, neither the Company nor the Seller
                              -------------
has received any actual notice or has any valid reason to believe that any such supplier intends to discontinue or materially alter its relationship with the Company upon consummation of the transactions contemplated hereby, subject to general and customary price increases.

     SECTION 2.17 Environmental Compliance.  Except as set forth on Schedule
                  ------------------------                          --------
2.17, to the  Knowledge of the Seller, as of the date of this Agreement:
----

     (a) no Hazardous Substances have been released on real property currently or formerly owned or leased by the Company in quantities which would reasonably be expected to give rise to material liability against the Company under applicable Environmental Laws;

     (b) the Company has not received written notice from any Governmental Authority or third party alleging a material violation of or liability under applicable Environmental Laws;

     (c) the Company is not the subject of or involved in any investigation, inspection, response or corrective action undertaken by, or under the direct oversight of, a Governmental Authority and relating to or in connection with the release into the environment of any Hazardous Substance;

     (d) the properties and operations of the Company are in material compliance with the requirements of applicable Environmental Laws;

     (e) there has been no exposure of any Person or property to any Hazardous Substances in connection with the properties or operations of the Company caused by the operations of the Company that could reasonably be expected to give rise to a material claim for damages or compensation;

     (f) none of the Company nor its facilities is subject to any outstanding written order or agreement with any Governmental Authority relating to any actual or potential violation of or liability under any Environmental Laws; and

     (g) the Company has not disposed of any Hazardous Substances in a manner that would reasonably be expected to give rise to liability under any Environmental Laws that would have a Material Adverse Effect.

     "Hazardous Substances" shall mean substances the release of which into the
      --------------------
environment is regulated under applicable Environmental Laws.

     "Environmental Laws" shall mean the laws, including the related rules,
      ------------------
regulations, orders, requirements, judgments and decrees listed on attached Exhibit F, and any state or local analogue of the same, all as in effect on the
---------
date of this Agreement.

     SECTION 2.18 Title to Properties; Encumbrances.  Except as set forth on
                  ---------------------------------
Schedule 2.18, the Company has good title to all of the assets reflected in the
-------------
Financial Statements other than any assets therein reflected that have been sold or otherwise disposed of in the ordinary course of business since the date thereof, free and clear of liens, claims and encumbrances other than (i) liens for current Taxes, payments of which are not yet delinquent or that are being contested in good faith by appropriate proceedings set forth on Schedule 2.18,
                                                                -------------
(ii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings, (iii) liens relating to accounts payable incurred in the ordinary course of business and consistent with past practice, and (iv) such imperfections of title which do not materially detract from the value of the Company's assets (collectively, the "Permitted Liens"). The Company holds under valid lease
                    ---------------
agreements all real and personal properties that are subject to the operating leases to which reference is made on Schedule 2.20 and enjoys peaceful and
                                     -------------
undisturbed possession of such properties under such leases, other than any properties as to which such leases have terminated in the ordinary course of business since such date. Following the consummation of the transactions contemplated by this Agreement, the Company will continue to own, pursuant to good and indefeasible title, or lease, under valid and subsisting leases, or otherwise retain, its interest in the assets without incurring any penalty or any increase in rentals, royalties or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

     SECTION 2.19 Permits and Licenses.  Except as set forth on Schedule 2.19,
                  --------------------                          -------------
(i) the Company has all permits, licenses, certificates and authorities from Governmental Authorities (collectively, "Permits") required to conduct its
                                         -------
business as it is now being conducted, (ii) the consummation of the transactions contemplated by this Agreement will not constitute a violation of any Permit or give a Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any such Permit, (iii) such Permits are in full force and effect unimpaired by any act or omission of the Company and have not been suspended or revoked, and (iv) Company has complied with the terms and has taken all actions necessary to renew and maintain in effect such Permits.

     SECTION 2.20 Contracts; No Defaults.
                  ----------------------

     (a)  Schedule 2.20 contains a complete and accurate list of all leases,
          -------------
contracts and arrangements described below in clauses (i) through (x) below to which the Company is a party or relating primarily to the Company's business ("Contracts"):
  ---------

          (i) each contract or arrangement with any of the customers of the Company listed on Schedule 2.15 involving performance of services or
                       -------------
     delivery of goods or materials by the Company of an amount or value in excess of $100,000, other than purchase orders received by the Company in the ordinary course of business requiring the Company to perform services or deliver goods;

          (ii) each contract or arrangement with any of the suppliers to the Company listed on Schedule 2.16 involving performance of services or
                       -------------
     delivery of goods or materials to the Company of an amount or value in excess of $100,000, other than purchase orders entered into by the Company in the ordinary course of business for the purchase of services or goods by the Company;

          (iii) each note, debenture, other evidence of indebtedness, guarantee, loan, letter of credit, surety bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing entered into by the Company or by which the Company or any of its properties or assets are bound;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract or arrangement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and involving aggregate payments in excess of $100,000;

          (v) each licensing agreement or other agreement with respect to patents, trademarks, copyrights, or other intellectual property and involving aggregate payments in excess of $100,000, and each agreement with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any Intellectual Property;

          (vi) each collective bargaining agreement or other agreement to or with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

          (vii) each joint venture agreement, partnership agreement, or limited liability company agreement or other agreement (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

          (viii) each agreement that commits capital expenditures after the date hereof in an amount in excess of $100,000;

          (ix) each power of attorney which is currently effective and outstanding; and

          (x) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business.

     (b) True and correct copies of each written Contract have been delivered to Purchaser.

     (c)  Except as set forth on Schedule 2.20, each of the Contracts listed on
                                 -------------
Schedule 2.20:  (i) is in full force and effect, (ii) represents the legally
-------------
valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, and (iii) to the Seller's Knowledge, represents the legally valid and binding obligation of the other parties thereto and is enforceable against such parties in accordance with its terms. Except as set forth on Schedule 2.20, the Company is not in material breach of any
             -------------
Contract and, to the Seller's Knowledge, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material default or a basis for force majeure or the claim of excusable delay or nonperformance under such Contracts.

     (d)  Except as set forth on Schedule 2.20, there are no renegotiations of,
                                 -------------
or, to the Seller's Knowledge, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company under current or completed Contracts, with any Person or entity having the contractual or statutory right to demand or require such renegotiation. The

Company has not received any written demand for such renegotiation in respect of any such Contract.

     (e)  Except as specifically noted on Schedule 2.5, no notice, consent or
                                         ------------
approval of any part to any Contract is required in connection with the purchase of the Shares or the consummation of the other transactions contemplated hereby.

     (f)  Except as set forth on Schedule 2.20, the Company has not committed
                                 -------------
any act or omission which would result in, and there has been no occurrence which would give rise to, any material product liability or liability for breach of warranty on the part of the Company.

     SECTION 2.21 Affiliated Transactions. Except as set forth on Schedule 2.21,
                  -----------------------                         -------------
neither the Seller nor any of the officers, directors or other Affiliates of the Seller, the Company or members of their families is a party to any agreement, understanding, indebtedness or proposed transaction with the Company or is directly or indirectly interested in any material contract with the Company.
The Company has not guaranteed or assumed any obligations of its officers, directors or other Affiliates or members of any of their families. As of April 1, 2000 and August 26, 2000, respectively, there were no intercompany accounts receivable or accounts payable between the Seller and the Company.

     SECTION 2.22 Brokers' Fees. Except as otherwise disclosed on Schedule 2.22,
                  -------------                                   -------------
no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, the Seller or any of its Affiliates.

     SECTION 2.23 Compliance with Law.  Except as set forth on Schedule 2.23, to
                  -------------------                          -------------
the Seller's Knowledge, the Company has at all times since January 1, 1998 been in compliance in all material respects with all applicable laws and all applicable rules and regulations of Governmental Authorities.

     SECTION 2.24 Intellectual Property.  Except as set forth on Schedule 2.24
                  ---------------------                          -------------
and to the Seller's Knowledge, the Company has the right to use, free and clear of any and all royalty or other payment obligations, claims of infringement or other liens, claims or encumbrances, (i) all marks, brand names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights and trade names that are owned by or licensed to the Company or used in the conduct of the business of the Company and (ii) all computer software, programs and similar systems owned by or licensed to the Company or used in the conduct of the business of the Company (collectively, "Intellectual Property")
                                                       ---------------------
(of which a true and complete list is disclosed on Schedule 2.24).  To the
                                                   -------------
Seller's Knowledge, the Company is not in conflict with or in violation or infringement of, nor has the Seller or the Company received any notice of any conflict with or violation or infringement of, any asserted rights of any other Person with respect to any such Intellectual Property. The Purchaser and the Seller acknowledge and agree that this Agreement shall not confer upon the Company, the Purchaser or any of their Affiliates any license or other right to use the names "Kent Electronics Corporation," "KE Kent Electronics," "Kent Datacomm," "Kent," "KE," "KE Kent Components," "Kent Connection," "KentCan,"

"Kent-Care," "Kent Smart," "Smart," "KEQ Total Quality Management," "KE Kent Datacomm," "Discovery," "Power Channel," "We Do Networks," or any name confusingly similar to any of the foregoing or derived therefrom.

     SECTION 2.25 Accounts; Lockboxes; Safe Deposit Boxes.  Schedule 2.25 is a
                  ---------------------------------------   -------------
true and complete list of:

     (a) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto; and

     (b)  the location of all lockboxes and safe deposit boxes of the Company.

     SECTION 2.26 FCPA.  The Company has complied in all material respects with
                  ----
the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), in obtaining any consents, licenses, approvals, authorizations, rights,
 ----
and privileges in connection with the conduct of its business and, has otherwise conducted its business in compliance with all material respects with the FCPA. The Company's internal management and accounting practices and controls are adequate to ensure compliance in all material respects with the FCPA.

     SECTION 2.27 Insurance.  Schedule 2.27 sets forth a list of all policies of
                  ---------   -------------
property, fire and casualty, product liability, workers' compensation and other forms of insurance (excluding insurance providing employee benefits) held by the Company or the Seller or insuring the Company's properties. True, correct and complete copies of such insurance policies have been made available to the Purchaser. All such policies are in amounts determined by the management of the Seller and the Company to be appropriate and are in full force and effect. All premiums due with respect to such policies have been paid or accrued.

     SECTION 2.28 Disclaimer of Additional and Implied Warranties. The Seller is
                  -----------------------------------------------
making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article II of this Agreement.
                                               ----------

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the representations and warranties set forth in this
Article III to the Seller.
-----------

     SECTION 3.1  Organization and Qualification.  The Purchaser is duly formed,
                  ------------------------------
validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite company power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Purchaser is duly qualified to do business as a foreign company and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and could not reasonably be expected to result in a material adverse effect on the Purchaser. The Purchaser has no Subsidiaries.

     SECTION 3.2  No Prior Business Activity.  The Purchaser is a newly formed
                  --------------------------
Delaware limited liability company, which, prior to the transactions contemplated by this Agreement, has had no prior business activities other than those related to the Purchaser's corporate organization.

     SECTION 3.3  Authority Relative to Agreement.  The Purchaser has all
                  -------------------------------
requisite company power and authority to execute, deliver and perform this Agreement, and no further company proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized by the Board of Managers of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser, and this Agreement constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

     SECTION 3.4  No Violation.  Neither the execution, delivery nor performance
                  ------------
of this Agreement, in its entirety, nor the consummation of all of the transactions contemplated hereby, as of the Closing Date, (i) violates (a "Purchaser Violation") in any material respect any law, order, writ, judgment,
 -------------------
injunction, award, decree, rule, statute, ordinance or regulation applicable to the Purchaser, (ii) is in conflict with, results in a breach or termination of any provision of, causes the acceleration of the maturity of any debt or obligation pursuant to, constitutes a default (or gives rise to any right of termination, cancellation or acceleration) under, or results in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Purchaser pursuant to any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Purchaser is a party or by which any of its assets or properties is subject or bound (collectively, a "Purchaser Default"), or (iii) conflicts (a "Purchaser
                        -----------------                           ---------
Conflict") with or results in any breach of any provision of the certificate of
--------
formation or limited liability company agreement of the Purchaser, which Purchaser Violation, Purchaser Default or Purchaser Conflict could reasonably be expected to have a material adverse effect on the Purchaser.

     SECTION 3.5  Consents and Approvals.  No prior consent, approval or
                  ----------------------
authorization of, or declaration, filing or registration with any Governmental Authority or other Person, domestic or foreign, is required of or by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby, except for filing a Notification and Report Form pursuant to the applicable requirements of the HSR Act and the expiration or termination of the applicable waiting period under the HSR Act, all of which have been obtained or have occurred.

     SECTION 3.6  Purchaser Capitalization.  Schedule 3.6 sets forth the pro
                  ------------------------   ------------
forma capitalization of the Purchaser as of the Closing Date (the "Purchaser
                                                                   ---------
Capitalization Schedule"), which Purchaser Capitalization Schedule reflects all
-----------------------
short-term and long-term Indebtedness and equity securities of the Purchaser and its Subsidiaries as of the Closing Date.

     SECTION 3.7  Accredited Investor. The Purchaser is an "Accredited Investor"
                  -------------------
as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933 as amended (the "Securities Act"). The Purchaser represents and warrants
                      --------------
that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares.

     SECTION 3.8  Investment Purposes.  The Purchaser hereby represents and
                  -------------------
warrants that it is acquiring the Shares for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof that would require registration under the Securities Act or any applicable state securities laws or regulations.

     SECTION 3.9  Restricted Securities.  The Purchaser acknowledges that the
                  ---------------------
Seller is transferring the Shares to it without registration under the Securities Act or any applicable state securities laws or regulations, and therefore, the Shares cannot be sold unless such Shares are subsequently so registered or exemptions from such registration requirements are available.

     SECTION 3.10 Disclaimer of Additional and Implied Warranties. The Purchaser
                  -----------------------------------------------
is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article III of this Agreement.
                                               -----------

                                  ARTICLE IV
                             ADDITIONAL AGREEMENTS

     SECTION 4.1  Books and Records.
                  -----------------

     (a) The Purchaser acknowledges and agrees that after the Closing Date the Seller will be entitled to the originals of all Books and Records that relate to both the Seller and the Company (the "Mutual Books and Records"), subject to the
                                      ------------------------
rights of the Company with respect to Mutual Books and Records set forth in this
Section 4.1(a).  The Seller will afford duly authorized representatives of the
--------------
Company reasonable full access to all Mutual Books and Records and will permit such representatives, at the Company's expense, to make abstracts from, or to take copies of any such records, or to obtain temporary possession of any thereof as may be reasonably required by the Company. The Purchaser will cooperate with the Seller, and will cause the Company to cooperate with the Seller, at Seller's expense, in furnishing information, evidence, testimony, and other assistance as may be reasonably requested by the Seller in connection with any action, proceeding or investigation by a third party relating to the conduct of the business of the Company prior to the Closing.

     (b) The Seller acknowledges and agrees that after the Closing Date the Company will be entitled to the originals of all Books and Records that relate exclusively to the Company (the

"Company Books and Records"), subject to the rights of the Seller with respect
 -------------------------
to the Company Books and Records set forth in this Section 4.1(b). The Purchaser
                                                   --------------
will afford duly authorized representatives of the Seller reasonable full access to all Company Books and Records and will permit such representatives, at Seller's expense, to make abstracts from, or to take copies of such records, or to obtain temporary possession of any thereof as may be reasonable required by the Seller. The Seller will cooperate with the Purchaser and the Company, at the Purchaser's or the Company's expense, in furnishing information, evidence, testimony, and other assistance as may be reasonably requested by the Purchaser or the Company in connection with any action, proceeding or investigation by a third party relating to the conduct of the business of the Company prior to the Closing.

     SECTION 4.2  Covenants With Respect to Employees and Employee Benefit
                  --------------------------------------------------------
Plans.
-----

     (a) For the period beginning as of the Closing and ending on July 1, 2001, the Purchaser shall, or shall cause the Company to, make available to each person who is an active employee of the Company immediately following the Closing (the "Company Employees") employee benefit plans (within the meaning of
              -----------------
ERISA (S) 3(3)) and other similar plans, programs and arrangements which are substantially equivalent in the aggregate to the Company Plans in which they were participating immediately prior to the Closing (it being understood by the parties that the Company 401(k) Plan (as defined below) which will be in place following the Closing will be considered substantially equivalent in the aggregate to the Seller 401(k) Plan (as defined below) prior to Closing notwithstanding the fact that the Company 401(k) Plan matching contribution formula is fifty cents per one dollar up to six percent (6%) of employee compensation); and Company Employees shall be given service credit based upon their employment with the Company for all purposes under any such employee benefit plans, programs and similar arrangements, other than benefit accruals under any defined benefit plan. In addition, with regard to any employee benefit plan of the Purchaser which is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA and in which a Company Employee participates after the Closing, (x) to the extent such plan imposes any pre-existing condition limitation or waiting period, such condition or waiting period shall be waived to the extent such pre-existing conditions were waived under the applicable Company Plan and (y) to the extent such plan has a deductible or requires a co-payment by the Company Employee that is subject to a maximum out-of-pocket limitation, there shall be credited against any such deductible or limitation any costs incurred by such Company Employee during the comparable period under the terms of the corresponding Company Plan, if any, prior to the Closing. Purchaser shall be obligated to provide health care continuation coverage under Section 4980B of the Code and Section 601 et. seq. ("COBRA")
                                                                    -----
under ERISA to Company Employees who incur a COBRA event in connection with any events that occur after the Closing (collectively, "COBRA Recipients").
                                                    ----------------
Purchaser agrees to indemnify and hold Seller harmless from any COBRA claims made by or on behalf of COBRA Recipients, which indemnification shall be in addition to any other indemnification otherwise provided in this Agreement.

     (b) Effective as of the Closing Date, or as soon as is practicable thereafter, the Company, or the Purchaser or an affiliate thereof, shall establish or maintain a defined contribution pension plan intended to be qualified under Sections 401(a) and 401(k) of the Code for the benefit of Company Employees (the "Company 401(k) Plan"), which Company Employees shall be eligible to participate in to the same extent each such Company Employee was eligible to participate in the Kent Electronics Corporation Tax-Deferred Savings and Retirement Plan (the "Seller 401(k) Plan") immediately prior to the Closing Date and Company Employees shall no longer be eligible to make contributions under the Seller 401(k) Plan. The Purchaser or the Company shall, prior to the end of the remedial amendment period under Section 401(b) of the Code, submit the Company 401(k) Plan to the IRS for a favorable determination letter. Prior to any trust-to-trust transfer as described in this paragraph (b), the Company shall provide to the Seller a copy of the applicable board resolutions and an executed Company 401(k) Plan and accompanying trust document, which together shall evidence the establishment of the Company 401(k) Plan. As soon as reasonably practicable following the Closing Date, the Company 401(k) Plan shall accept a direct trust-to-trust transfer from the Seller 401(k) Plan equal to the total account balances with respect to such Company Employees. Such transfer shall be in the form of cash, except with respect to any outstanding 401(k) Plan loan balances, in which case such outstanding loan balances (and such liabilities relating thereto) and accompanying promissory notes evidencing such loans, shall be transferred to the Company 401(k) Plan. Following such transfer of account balances, the Company 401(k) Plan shall assume all liability for benefits with respect to the amounts transferred from the Seller 401(k) Plan. The Seller shall cause the Company Employees to be fully vested in their account balances under the Seller 401(k) Plan as of the Closing Date.

     (c) The Seller or one of its Affiliates shall retain responsibility under all health and welfare plans in which the Company Employees participate for all amounts payable by reason of, or in connection with, any and all health care claims made by Company Employees to the extent such claims relate to events which occur prior to the Closing, provided such claims are filed within the appropriate time frame and in accordance with the terms of such health and welfare plan.

     (d) Notwithstanding any other provision of this Agreement, Seller shall retain all liability with respect to all of the Company's COBRA beneficiaries whose qualifying event occurred on or prior to the Closing.

     (e) No provision of this Agreement shall create any third party beneficiary rights in any Company Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Company Employee by Purchaser or the Company or under any benefit plan which Purchaser or the Company may maintain following the Closing.

     (f) Purchaser will indemnify and hold Seller harmless from any Loss which Seller may incur due to terminations of the Company Employees with respect to, arising under or relating to the Worker Adjustment and Retraining Notification Act and any other similar state or local "plant-closing" law as a result of the transactions contemplated by this Agreement and any such Loss which may occur due to termination of the Company Employees' employment or Company Employees' loss of employment on or after the Closing Date. This indemnification shall be in addition to any other indemnification otherwise provided in this Agreement.

     (g) For purposes of determining the benefit of each Company Employee for the year in which the transactions contemplated by this Agreement occur under the Company's vacation program, any vacation taken by a Company Employee preceding the Closing for the year for which the transactions contemplated by this Agreement occur will be deducted from the total vacation benefits available to such employee for such year.

     (h) As of the Closing, the Company and the Non-Corporate Subsidiaries shall cease to be participating employers in any and all Company Plans maintained or sponsored by the Seller, and the Seller and the Company shall take all such action as is necessary to effect this.

     (i) The Seller shall, and the Purchaser shall cause the Company to, terminate as of the Closing Date the employment of the individuals listed as employed by each of the Seller and the Company, respectively, as set forth on
Schedule 4.2, and, as of the Closing Date the Seller shall, and the Purchaser
------------
shall cause the Company to, offer employment to the employees so terminated by the other company as of the Closing Date.

     SECTION 4.3  Purchaser Covenant with Respect to Applied Materials Guaranty,
                  --------------------------------------------------------------
Letter of Credit and NESLAB Guaranty.
------------------------------------

     (a) The Purchaser agrees to use its commercially reasonable efforts to cause the Seller to be released from its obligations pursuant to that certain Performance and Purchase Price Guaranty Agreement dated as of February 2, 2000 executed by the Seller for the benefit of Applied Materials, Inc., a Delaware corporation (the "Applied Guaranty"). The Purchaser shall indemnify and hold
                  ----------------
Seller harmless against and from any Loss which Seller may incur arising under the Applied Guaranty relating to events, conditions, operations, facts, circumstances or acts of Purchaser or the Company or any of their respective Affiliates which shall occur subsequent to the Closing.

     (b) The Purchaser shall indemnify and hold Seller harmless against and from any Loss which Seller may incur arising under that certain Irrevocable Letter of Credit, File Number 3750787191 in favor of Fremont Industrial Portfolio, Inc. in the amount of $198,833.84 issued by The Chase Manhattan Bank relating to events, conditions, operations, facts, circumstances or acts of Purchaser or the Company or any of their respective Affiliates which shall occur subsequent to the Closing. The Seller shall have no obligation to renew such letter of credit beyond the expiration of the term of the Lease Agreement described on item 6 of the Leases on Schedule 2.5 (relating to the leased
                                     ------------
property at 44560-44660 Osgood Road, Fremont, California 94539) as in effect on the Closing Date.

     (c) The Purchaser shall indemnify and hold Seller harmless against and from any Loss which Seller may incur arising under that certain Purchase Agreement by and between NESLAB Instruments, Inc., a New Hampshire corporation, and K*TEC Electronics Corporation dated August 14, 2000 relating to events, conditions, operations, facts, circumstances or acts of Purchaser or the Company or any of their respective Affiliates which shall occur subsequent to the Closing.

     SECTION 4.4  Audited Historical Financial Statement Assistance.  The Seller
                  -------------------------------------------------
shall provide, or cause to be provided, to the Purchaser or its accountants access to the books, work papers, records and personnel of Seller and its Affiliates with respect to the Company in connection with, and shall use commercially reasonable efforts to facilitate the Purchaser's or the Purchaser's accountants' work in connection with, their preparation and delivery to the Purchaser of any historical financial statements and results of operations (including, without limitation, an opinion of the Purchaser's accountants thereon) of the Company as of dates and for periods ending on or before the Closing Date as may be required for the Purchaser or its Affiliates to comply with Regulation S-X (including, without limitation, financial information required by Rule 3-05 and Article 11 of Regulation S-X) of the Securities Exchange Act of 1934, as amended, including, without limitation, by providing any necessary and appropriate management representation letters to the Purchaser or its accountants as may be reasonably requested by the Purchaser's accountants in connection therewith. The Purchaser shall be solely responsible for all fees and disbursements incurred by the Seller's and the Purchaser's accountants in connection with the preparation, delivery and review of such historical results. The Purchaser acknowledges and agrees that the Seller has no obligation in connection with the delivery of such historical results or otherwise in connection therewith except to the extent expressly set forth herein.

                                   ARTICLE V
                                  TAX MATTERS

     SECTION 5.1  Tax Sharing Agreements.  Any tax sharing agreement between the
                  ----------------------
Seller and the Company is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

     SECTION 5.2  Section 338(h)(10) Election.  The Purchaser and the Seller
                  ---------------------------
shall make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") (and any corresponding elections under
                               ----
state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election")
                                                   ---------------------------
with respect to the purchase and sale of the Shares. The Seller will pay any federal, state, local, or foreign Tax attributable to the making of the Section 338(h)(10) Election or an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Shares and will indemnify the Purchaser and the Company against any adverse consequences arising out of any failure to pay such Tax. To facilitate the Section 338(h)(10) Election, within 45 days after the Closing the Seller shall deliver to the Purchaser an Internal Revenue Service Form 8023 and any similar form under applicable state tax law (the "Forms") with respect to
                                                      -----
the Section 338(h)(10) Election, which forms shall include the relevant taxpayer information with respect to the Seller and the Company and which Forms shall have been duly executed by an authorized person for the Seller. The Purchaser shall complete the information required to be included in the forms, cause the forms to be duly executed by an authorized person for the Purchaser, provide a copy of the executed Forms to the Seller, and duly and timely file the Forms as prescribed by Section 338 of the Code and the Treasury Regulations thereunder or
the corresponding provisions of applicable state tax law.   The Purchaser and
the Seller shall provide to one another all necessary information to permit the Section 338(h)(10) Election to be made, and the Purchaser and the Seller shall take all necessary actions to effect and preserve a timely Section 338(h)(10) Election.

     SECTION 5.3  Indemnification for Post-Closing Transactions.  The Purchaser
                  ---------------------------------------------
agrees to indemnify the Seller for any additional Tax owed by the Seller (including Tax owed by the Seller due to this indemnification payment) resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Purchaser's purchase of the Shares. For purposes of this provision, the making of the Section 338(h)(10) Election shall not be treated as a transaction that is not in the ordinary course of business that occurs on the Closing Date after the Purchaser's purchase of the Shares.

     SECTION 5.4  Post-Closing Transactions Not in the Ordinary Course.  The
                  ----------------------------------------------------
Purchaser and the Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after the Purchaser's purchase of the Shares on the Purchaser's federal income tax return to the extent permitted by Reg. (S) 1.1502-76(b)(1)(B).

     SECTION 5.5  Allocation of Purchase Price.  The Parties agree that the
                  ----------------------------
Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for tax purposes within 90 days after the Determination Date. The Purchaser, the Company and Seller will file all Forms, Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

     (a)  Allocation of Responsibility.  From and after the Closing Date, Seller
          ----------------------------
shall pay any Taxes of the Company (i) for all Pre-Closing Taxable Periods, (ii) as a result of any breach of any representation or warranty in Section 2.12 or
                                                               ------------
any covenant made by Seller in this Article V or (iii) imposed under Treas. Reg.
                                    ---------
(S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise with respect to any Pre-Closing Taxable Period. To the extent that any payment received by Purchaser pursuant to this Section is treated as income, Seller shall gross-up the payment to Purchaser such that Purchaser receives the amount of any payment required under this subsection (a) on a net after-tax basis. Notwithstanding the foregoing, no payment shall be required to be paid for Taxes to the extent of any reserves for such Taxes that are established on the Closing Balance Sheet (other than any reserves for deferred Taxes established to reflect timing differences between book and Tax income).

     (b)  Payment of Tax Obligation.  Purchaser shall notify Seller of any Tax
          -------------------------
obligation of Company at least 15 days before such obligation is due to be paid, provided that Purchaser's failure to notify Seller of any Tax obligation shall not affect Purchaser's right to be reimbursed for the payment of any such Tax obligation under Section 6.1 of this Agreement. Seller shall wire transfer
                 -----------
funds to Purchaser no later than three days before such payments are due.

     (c)  Returns. Seller shall cause to be prepared in a manner consistent with
          -------
past practices all Tax Returns of the Company for taxable years or periods ending on or before the Closing Date but which are due to be filed after the Closing Date (taking into account all applicable extensions of time for filing), and shall cause such Tax Returns to be delivered to

Purchaser for comment and approval, which approval shall not be unreasonably withheld, no later than 30 days prior to the due date for filing any such Tax Return. Seller shall file all such Tax Returns and shall cause to be timely paid all Taxes required to be paid for the periods covered by such Tax Returns.

     (d)  Contests. Purchaser and the Seller agree to give prompt notice to each
          --------
other of any proposed adjustment to Taxes for any Pre-Closing Taxable Periods. Purchaser and the Seller shall cooperate with each other in the conduct of any audit or other proceeding involving the Company for any such Pre-Closing Taxable Period and each party may participate at its own expense. Seller shall have the right to control the conduct of any such audit or proceeding for which the Seller agrees that any resulting Tax allocable to any Pre-Closing Taxable Period is covered by the indemnity in Section 6.1 of this Agreement, (such items,
                               -----------
"Seller's Items") provided that: (i) Seller shall keep Purchaser informed
 --------------
regarding the progress and substantive aspects of the treatment of any Seller's Items and (ii) Seller shall not compromise or settle any of Seller's Items without obtaining Purchaser's consent, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary in this Agreement, to the extent that the provisions contained in Section 6.4 conflict with the provisions
                                        -----------
contained in this Section 5.6(d), the provisions contained in this Section
                  -------------                                    -------
5.6(d) shall control.
------

     (e)  Allocation of Taxes.  For purposes of this Agreement, in the case of
          -------------------
Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (a) in the case of any Tax based upon or measured by income, and in the case of sale or use tax, the amount which would be payable if the taxable year ended as of the end of the Closing Date and (b) in the case of any other Tax, such as property taxes, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

     SECTION 5.6  Conveyance Taxes.  Any transfer, documentary, sales, use,
                  ----------------
stamp, registration and other such Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be divided equally between the Seller and the Purchaser and paid when due, and the Purchaser will, at its own expense file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, if required by applicable law. Notwithstanding the preceding sentence, the Seller shall pay any of the foregoing taxes and fees incurred in connection with (i) the transfer of the Transferred Real Property or Assigned Contracts and Leases from the Seller to the Company or (ii) the Asset Drop Down.

                                  ARTICLE VI
                                   REMEDIES

     SECTION 6.1  Indemnification by Seller.  Except as otherwise expressly
                  -------------------------
provided in this Article VI and subject to the limitations stated in this
                 ----------
Article VI, Seller agrees to and shall defend, indemnify and hold harmless
----------
Purchaser and the Company from and against, and shall reimburse Purchaser and the Company for, each and every Loss relating to, resulting from or arising out of the following (whether directly or as a result of any allegation by a third party):

     (a) any inaccuracy in any representation or warranty of the Seller under this Agreement, the Schedules, any Transaction Document, or any certificate, agreement or document executed and delivered by the Seller as required by this Agreement;

     (b) any breach or nonfulfillment of any covenant, agreement or other obligation of the Seller under this Agreement, any Transaction Document or any other agreement or document executed and delivered by the Seller as required by this Agreement;

     (c) any Proceeding (as defined below) relating to, resulting from or arising out of the matter specifically described in item 1 on Schedule 2.11 (the
                                                              -------------
"Highway Master Matter"); or
 ---------------------

     (d) (1) the performance of sampling, remediation, cleanup or monitoring to the extent required to achieve closure for the Compressor/Vacuum Station referenced in Item 1 of Schedule 2.17, in accordance with 30 Texas
                        -------------
Administrative Code Chapter 350, Remedy Standard A applicable to commercial property, until no further action confirmation is obtained under 30 Texas Administrative Code (S) 350.34,

          (2) the performance of sampling, remediation, cleanup or monitoring of environmental media affected by conditions referenced in item 2 of Schedule
                                                                      --------
2.17 to the extent required to receive confirmation from the Texas Natural
----
Resource Conservation Commission ("TNRCC") to the effect that no further action is necessary in connection with such environmental media, assuming commercial use of the subject property,

          (3) the preparation of a Spill Prevention Control and Countermeasure Plan as referenced in Item 7 of Schedule 2.17, and
                                -------------

          (4) any Proceeding brought or asserted by a third party arising from the time of filing reports described in Item 5 and Item 6 of Schedule 2.17, but
                                                             --------------
solely to the extent such Proceeding relates to claims against the Company for events occurring on or before the Closing Date.

The matters described in this Section 6.1(d), together with any Proceeding
                              --------------
brought or asserted by a third party arising from the matters described in this
Section 6.1(d)(1),(2), and (3), (but solely to the extent such Proceeding
------------------------------
relates to claims against the Company for events occurring on or before the Closing Date) are referred to as the "Covered Environmental Matters".
                                      -----------------------------

     (e)  the Proceeding identified in item 4 on Schedule 2.11 to the extent
                                                 -------------
such Proceeding relates to claims against the Company for events occurring on or before the Closing Date, or relating to, resulting from or arising out of the matters specifically described in items 5, 6 and 7 on Schedule 2.11,
                                                      -------------
(collectively, with the Highway Master Matter, the "Litigation Matters").  The
                                                    ------------------
Covered Environmental Matters and the Litigation Matters are referred to herein collectively as the "Litigation and Environmental Matters".
                     ------------------------------------

     SECTION 6.2  Indemnification by Purchaser and the Company.  Except as
                  --------------------------------------------
otherwise expressly provided in this Article VI and subject to the limitations
                                     ----------
stated in this Article VI, the Purchaser and the Company, jointly and severally,
               ----------
agree to and shall defend, indemnify and hold harmless Seller from and against, and shall reimburse Seller for each and every Loss relating to, resulting from or arising out of the following (whether directly or as a result of any allegation by a third party):

     (a) any inaccuracy in any representation or warranty of the Purchaser under this Agreement, the Schedules, any Transaction Document, or any certificate, agreement or document executed and delivered by the Purchaser or the Company as required by this Agreement;

     (b) any breach or nonfulfillment of any covenant, agreement or other obligation of the Purchaser or the Company under this Agreement, any Transaction Document or any other agreement or document executed and delivered by the Purchaser or the Company as required by this Agreement; or

     (c) any Proceeding relating to events, conditions, operations, facts, circumstances, or acts of Purchaser or the Company or any of their respective Affiliates which shall occur subsequent to the Closing, including any Taxes of the Company attributable to a Post-Closing Taxable Period.

     SECTION 6.3  Proceedings.  With respect to matters not involving any
                  -----------
judicial, administrative, arbitration, or investigatory proceeding or other proceeding, claim or controversy (collectively, a "Proceeding") brought or
                                                   ----------
asserted by third parties (and which are not Highway Master and Environmental Matters which shall be governed by Section 6.5), within ten days after
                                   -----------
notification from a party claiming a right to be indemnified (an "Indemnified
                                                                  -----------
Party") supported by reasonable documentation setting forth the nature of the
-----
circumstances entitling the Indemnified Party to indemnity hereunder, the party against whom a claim for indemnity is being made (an "Indemnifying Party"), at
                                                      ------------------
no cost or expense to the Indemnified Party, shall diligently commence resolution of such matters in a manner reasonably acceptable to the Indemnified Party and shall diligently and timely prosecute such resolution to completion. If the Indemnifying Party, within ten days after notice, fails to diligently commence resolution of such matters in a manner reasonably acceptable to the Indemnified Party, the Indemnified Party shall have the right to undertake the resolution of such matters at the sole expense of the Indemnifying Party. With respect to those claims that may be satisfied by payment of a liquidated sum of money, including, without limitation, claims for reimbursement of expenses incurred in connection with any circumstances entitling the Indemnified Party to indemnity hereunder, the Indemnifying Party shall pay the full amount so claimed to the extent supported by reasonable documentation within 15 days of such resolution. If the Indemnifying Party disputes its liability in connection with such claim, it shall pay any undisputed part of such liability, and the Indemnified Party and the Indemnifying Party shall attempt for 30 days to resolve any remaining dispute.

     SECTION 6.4  Notice and Defense of Third-Party Claims.  If any Proceeding
                  ----------------------------------------
shall be brought or asserted by a third party against an Indemnified Party in respect of which indemnity may be sought under this Article from an Indemnifying Party, the Indemnified Party shall give prompt written notice of such Proceeding to the Indemnifying Party who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable expenses; provided, that any delay or failure so to notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Party be required to make any expenditure or bring any cause of action to enforce the Indemnifying Party's obligations and liability under and pursuant to the indemnifications set forth in this Article. The Indemnified Party shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate, in which case the cost of such additional counsel shall be at the expense of the Indemnifying Party. The Indemnified Party's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Party, within 10 business days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of and at the expense of the Indemnifying Party. Anything in this Article to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding unless (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, provided that such third-party claim and any claimed liability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise. Notwithstanding the foregoing provisions of this Section 6.4, this Section 6.4
                                                 -----------       -----------
shall not apply to any Proceeding brought or asserted by a third party for which the Purchaser or the Company shall be entitled to indemnification under Section
                                                                        -------
6.1(c) or Section 6.1(d) which shall be governed solely by Section 6.5.
------    --------------                                   -----------

     SECTION 6.5  Litigation and Environmental Matters.  Notwithstanding any
                  ------------------------------------
other provision of this Agreement to the contrary, this Section 6.5 shall govern
                                                        -----------
the resolution of the Litigation and Environmental Matters. Seller agrees to timely pursue the resolution of the Litigation and Environmental Matters for which further resolution is necessary, subject to, in the case of the Highway Master Matter, the limit set forth in Section 6.6(b)(ii). Purchaser shall
                                      -----------------
provide Seller with prompt written notice of any Proceeding which constitutes a Litigation and Environmental Matter and any delay or failure to so notify Seller shall relieve Seller of its obligations hereunder with respect to such Proceeding to the extent that Seller is prejudiced by such delay or failure to so notify. Seller shall retain exclusive control over the manner and means by which to prosecute or defend or otherwise resolve any Litigation and Environmental

Matters; provided Seller shall provide Purchaser with a copy of any document relating to the pursuit of resolution of a Litigation and Environmental Matter. At the Seller's expense, the Purchaser and the Company will cooperate with the Seller, and will use reasonable efforts to cause the employees of the Company to cooperate with the Seller, in furnishing information, evidence, testimony, and other assistance as may be reasonably requested by the Seller in connection with any Proceeding or other efforts by the Seller to resolve the Litigation and Environmental Matters.

     If Purchaser contends that Seller is not timely pursuing resolution of a Litigation and Environmental Matter, Purchaser shall deliver written notice to Seller of such belief, and if within 30 days after receipt of such notice by Seller, Seller does not commence or resume resolution of such Litigation and Environmental Matter, Purchaser may undertake resolution of the same for the account of and at the expense of Seller. Resolution of the Covered Environmental Matter described in Section 6.1(d)(1) shall be evidenced by
                                  -----------------
receipt from the Texas Natural Resource Conservation Commission or other applicable Governmental Authority of written evidence that Seller has remediated the Compressor/Vacuum Storage Area referenced in Item 1 of Schedule 2.17 to
                                                           -------------
standards no less stringent than Remedy Standard A applicable to commercial property under 30 Texas Administrative Code Chapter 350. Resolution of the Covered Environmental Matter described in Section 6.1(d)(2) shall be evidenced
                                          -----------------
by receipt from the TNRCC or other applicable Governmental Authority of written confirmation to the effect that no further action is necessary in connection with environmental media affected by conditions referenced in Item 2 of Schedule
                                                                        --------
2.17, assuming the commercial use of the subject property.  Purchaser
----
acknowledges that remediation to standards applicable to commercial property may require the filing of documents in the real property records restricting the use of the property at 1111 Gillingham Lane, Houston, Texas to non-residential purposes, and Purchaser agrees to the filing of such documents.

     SECTION 6.6  Limitations of Liability.
                  ------------------------

     (a) An Indemnifying Party shall have no liability for any inaccuracy in any representation or warranty made under this Agreement unless written notice of a claim for indemnity, or written notice of specific facts as to which an indemnifiable Loss is expected to be incurred, shall have been given prior to March 31, 2002; provided, however, that (i) the sole remedy for any breach or inaccuracy of the representations and warranties contained in Section 2.6
                                                              -----------
(Financial Statements) (insofar as Section 2.6 relates to Accounts Receivable
                                   -----------
and Inventory), Section 2.7 (Accounts Receivable) or Section 2.8 (Inventory)
                -----------                          -----------
shall be the determination of the Net Asset Adjustment under Section 1.4; (ii)
                                                             -----------
with respect to the representations and warranties contained in Section 2.17
                                                                ------------
(Environmental Compliance), written notice of a claim for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within four years after the Closing Date; (iii) with respect to the representations and warranties contained in Section 2.12 (Tax
                                                           ------------
Matters) and Section 2.13 (Employee Benefit Plans), written notice of a claim
             ------------
for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within 30 days after the expiration of the statute of limitations (including extensions) applicable to such matter; and (iv) with respect to the representations and warranties contained in Section 2.1
             -----------

(Organization and Qualification), Section 2.2 (Company Capitalization), Section
                                  -----------                           -------
2.3 (Authority Relative to Agreement), Section 3.1 (Organization and
---                                    -----------
Qualification), and Section 3.3 (Authority Relative to Agreement) or acts of
                    -----------
fraud or willful misrepresentation by the party making any representation or warranty, written notice of a claim for indemnity, or written notice of facts as to which an indemnifiable loss is expected to be incurred, may be given at any time. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) before the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The written waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants and obligations.

     (b) Notwithstanding any other provision of this Agreement to the contrary, the aggregate liability of the Seller for all events or occurrences giving rise to the Seller being required to indemnify the Purchaser or the Company (i) under
Section 6.1(a) and Section 6.1(b) shall not exceed $30,000,000 and (ii) under
--------------     --------------
Section 6.1(c) shall not exceed $450,000.
--------------

     (c) Notwithstanding any other provision of this Agreement to the contrary (but subject to the last sentence of this Section 6.6(c), the Seller shall be
                                          --------------
liable for indemnification under this Article VI only to the extent that the
                                      ----------
amount of any indemnifiable Loss, individually or in the aggregate with all other such Losses covered by this Agreement, exceeds $1,000,000 (the "Basket");
                                                                      ------
provided, however, that Seller shall not be liable for indemnification under this Article VI unless and until the amount of the Loss with respect to any
     ----------
individual claim exceeds $10,000 (the "Threshold"); and provided, further,
                                       ---------
however, that solely for purposes of determining when indemnifiable Losses exceed the Basket or if a particular Loss exceeds the Threshold, all representations and warranties of the Seller set forth in Article II shall be
                                                          ----------
deemed to have been made without any qualifications relating to Knowledge or materiality (it being understood and agreed that all such qualifications relating to Knowledge and materiality shall apply after the aggregate of all indemnifiable Losses exceeds the Basket). Notwithstanding the preceding sentence, the Basket shall not apply to (i) claims for indemnification under (A) the representation and warranties contained in Section 2.12 (Tax Matters) or
                                               ------------
Section 2.13 (Employee Benefit Plans), (B) Section 6.1(c), (C) Section 6.1(d),
------------                               --------------      --------------
(D) Section 6.10 or (E) Section 6.11, or (ii) the determination of the Net Asset
    ------------        ------------
Adjustment under Section 1.4, and indemnifiable Losses arising from claims
                 -----------
described in clause (i) of this sentence shall not be applied toward the satisfaction of the Basket.

     (d) In calculating the amount of any Loss for which any Indemnifying Party is liable under this Article, there shall be taken into consideration (i) the value of any federal or state income tax benefits theretofore actually received by the Indemnified Party and (ii) the amount of any insurance recoveries, excluding any amounts which are in effect self-insured whether through retention amounts or otherwise, to which the Indemnified Party is entitled, in each case as a direct consequence of the circumstances to which the Loss related or from which the Loss resulted or arose.

     (e) The Purchaser and the Company shall use commercially reasonable efforts to mitigate any Loss suffered, incurred or sustained by the Purchaser or the Company arising out of any matter for which the Purchaser and the Company are entitled to indemnification herein, upon the Purchaser or the Company having obtained actual knowledge of such breach by the Seller. In the event that the Purchaser and the Company shall fail to make such commercially reasonable efforts to mitigate such Loss, then notwithstanding anything else to the contrary contained herein, the Seller shall not be required to indemnify the Purchaser or the Company for any Loss that could reasonably be expected to have been avoided had the Purchaser and the Company made such efforts. The obligations of the Purchaser and the Company under this Section 6.6(e) shall not
                                                        --------------
impose any duty on the Company to conduct its business and operations outside the ordinary course of business.

     (f) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY HERETO SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT FOR CONSEQUENTIAL DAMAGES (SUCH AS LOSS OF PROFIT), OR TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER TEXAS LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW; PROVIDED, HOWEVER, THAT THE LIMITATIONS SET FORTH IN THIS SECTION 6.6(f) SHALL NOT APPLY TO (i) SUCH DAMAGES
                              -------------
SUBJECT TO POTENTIAL AWARD IN A THIRD-PARTY CLAIM GIVING RISE TO INDEMNIFICATION UNDER THIS ARTICLE VI OR (ii) SUCH DAMAGES ARISING OUT OF ACTS OF FRAUD OR
           ----------
WILLFUL MISREPRESENTATION BY THE PARTY MAKING ANY REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT.

     SECTION 6.7  Exclusive Remedies.
                  ------------------

     (a) The remedies of the parties specifically provided for by this Agreement or specifically provided for in the Transaction Documents, including the express indemnities provided in Section 1.7, Section 4.2, Section 4.3,
                                    -----------  -----------  -----------
Section 5.3, Section 6.10 and Section 6.11, shall be the sole and exclusive
-----------  ------------     ------------
remedies of the parties for (i) any breach or inaccuracy of the representations and warranties contained in this Agreement, the Schedules, any Transaction Document or in any certificate, agreement or document furnished or delivered pursuant hereto (other than a breach of the representations and warranties set forth in Section 2.6 (Financial Statements) (insofar as Section 2.6 relates to
         -----------                                    ------------
Accounts Receivable and Inventory), Section 2.7 (Accounts Receivable) or Section
                                    -----------                          -------
2.8 (Inventory), the sole remedy for which shall be the determination of the Net
---
Asset Adjustment under Section 1.4), (ii) the failure to perform any covenants,
                       -----------
agreements or obligations contained in this Agreement, any Transaction Document or in any other agreement or document executed and delivered pursuant hereto, or
(iii) any Loss, relating to, resulting from or arising out of any transaction or matter relating in any manner whatsoever to the Transferred Real Property and the Assigned Contracts and Leases, the operation of the Company prior to or after Closing, this Agreement or to any document furnished or delivered pursuant hereto. Without limiting the generality of the foregoing, except with respect to such remedies specifically set forth herein, Purchaser hereby releases, waives, and agrees not to sue Seller or any of its shareholders, officers, directors, affiliates, employees, agents or representatives ("Seller's Related Parties") for any and
                                       ------------------------
all claims, causes of action, rights of contribution, cost recovery, losses, liabilities, suits, costs, fees, judgments or expenses which may now exist or which may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE SOLE, CONTRIBUTORY, PASSIVE OR PARTIAL NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE SELLER'S RELATED PARTIES, in connection with (i) any material, waste or substance the use, collection, handling, presence, recycling, generation, treatment, storage, disposal, release or transportation of which is or may become regulated or controlled by any Governmental Authority or the improper management or disposal of which may affect human health or safety or the environment, or (ii) the compliance by the Company or any of its predecessors or any of its current or former real or personal property with applicable laws, regulations, orders or directives pertaining directly or indirectly to human health or safety or the environment, including without limitation, Environmental Laws.

     (b)  Notwithstanding the foregoing provisions of Section 6.7(a) or anything
                                                      --------------
to the contrary in this Agreement, the Seller shall retain all legal and equitable remedies available to it for any breach or failure to perform under the Note or the Adjustment Note by the Purchaser or the Company as provided under the term of the Note, the Adjustment Note or any document or instrument governing the rights of the Seller under the Note or the Adjustment Note.

     SECTION 6.8  Treatment of Indemnity Provisions. All indemnity payments made
                  ---------------------------------
under Article VI of this Agreement shall be considered an adjustment to the
      ----------
Purchase Price.

     SECTION 6.9  Payment of Indemnification Obligation.  The parties hereto
                  -------------------------------------
agree that (i) if the Purchase Price is reduced pursuant to Section 1.4, or (ii)
                                                            -----------
if the Seller becomes liable to the Purchaser or the Company for indemnification under this Article VI (other than pursuant to Section 6.1(c) or (d)), the Seller
           ----------                         ----------------------
shall have the right, in its sole discretion, to pay the amount owed under

Section 1.4 or to satisfy such liability for indemnification by instructing the
-----------
Purchaser and the Company in writing as follows: (a) first, to reduce the accrued but unpaid interest on the Note or the Adjustment Note; and (b) second, to reduce the outstanding principal amount of the Note or the Adjustment Note, until such liability is satisfied in full.

     SECTION 6.10 Consent/Approval Losses.  This Section 6.10 shall govern the
                  -----------------------        ------------
liability of the Seller and the Purchaser for Losses suffered by the Seller, the Purchaser or the Company due to the failure to obtain any third party consent, waiver or approval that is required for transfer or assignment of the Assigned Contracts and Leases or any other lease or contract, or any breach of or inaccuracy in the Seller's representation and warranty in Section 2.5
                                                          -----------
(collectively, "Consent/Approval Losses").  The Seller shall have no liability
                -----------------------
for any Consent/Approval Losses attributable to (i) any lease or contract which is not required to be listed on Schedule 2.20, (ii) any contract listed within
                                --------------
items 1-34 on Schedule 2.20 and any other contract solely for the provision of
              -------------
goods or services to a customer of the Company ("Customer Contract"), or (iii)
                                                 -----------------
the Lease Agreement described in item 3 of the Leases on Schedule 2.5 (relating to the leased property at 1810 McCandless Drive, Milpitas, California 95035-8004, "Milpitas Lease"). The Seller shall be liable for, and indemnify the
       --------------
Purchaser against, fifty percent (50%) of the Purchaser's or the Company's Consent/Approval Losses in excess of

$250,000 attributable to any lease or contract set forth on Schedule 6.10. In
                                                            -------------
addition, the Seller shall be liable for, and indemnify the Purchaser against, Consent/Approval Losses attributable to (i) any lease or contract (other than any Customer Contract or the Milpitas Lease) required to be listed on Schedule
                                                                      --------
2.20 and not listed on Schedule 6.10 or (ii) the Asset Drop Down or the
----                   -------------
Subsidiary Merger. The Purchaser and the Company, shall be liable for, and indemnify the Seller against, all of the Seller's Consent/Approval Losses except to the extent the Purchaser is entitled to indemnity from the Seller pursuant to the two preceding sentences. None of the Consent/Approval Losses of the Purchaser, whether or not indemnifiable by the Seller, shall be applied toward the satisfaction of the Basket.

     SECTION 6.11 Asset Drop Down and Subsidiary Losses.  The Seller shall
                  -------------------------------------
indemnify and hold harmless the Purchaser from and against any Loss attributable to the Asset Drop Down or any subsequent merger of the Non-Compete Subsidiaries into the Company (the "Subsidiary Merger"); provided, however, that Seller shall
                       -----------------
not indemnify Purchaser for any such Loss attributable to the existence, ownership or operations of the Non-Corporate Subsidiaries after the Closing.

                                  ARTICLE VII
             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 7.1  Survival of Representations and Warranties.  The
                  ------------------------------------------
representations and warranties of the parties hereto contained in Articles II
                                                                  -----------
and III of this Agreement shall survive the Closing and any investigation by the
--------
other party with respect thereto but shall terminate and be of no further force or effect on or after March 31, 2002, except that any representation and warranty as to which written notice of a bona fide claim relating thereto is received by the Indemnifying Party during the survival period shall, only with respect to such claim, survive such survival period; provided, however, that (i) the representations and warranties set forth in Section 2.6 (Financial
                                                -----------
Statements) (insofar as Section 2.6 relates to Accounts Receivable and
                        -----------
Inventory), Section 2.7 (Accounts Receivable) and Section 2.8 (Inventory) shall
            -----------                           -----------
be continuing and shall survive only until the Determination Date; (ii) the representations and warranties set forth in Section 2.17 (Environmental
                                            ------------
Compliance) shall be continuing and shall survive only until four years after the Closing Date; (iii) the representations and warranties set forth in Section
                                                                        -------
2.12 (Tax Matters) and Section 2.13 (Employee Benefit Plans) shall be continuing
----                   ------------
and shall survive until 30 days after the expiration of the statute of limitations (including extensions) applicable to such matter; and (iv) the representations and warranties set forth in Section 2.1 (Organization and
                                            -----------
Qualification), Section 2.2 (Company Capitalization), Section 2.3 (Authority
                -----------                           -----------
Relative to Agreement), Section 3.1 (Organization and Qualification) and Section
                        -----------                                      -------
3.3 (Authority Relative to Agreement) shall be continuing and shall survive
---
indefinitely.

     SECTION 7.2  Survival of Covenants.  The covenants and agreements of the
                  ---------------------
parties hereto, including, but not limited to, the indemnification obligations, contained in this Agreement and in any certificate, instrument, agreement or document executed and delivered in connection herewith shall survive the Closing and any investigation by the other party with respect thereto.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.1  Expenses.  All costs and expenses incurred in connection with
                  --------
the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     SECTION 8.2  Public Announcements.  Any public announcement or similar
                  --------------------
publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as the Purchaser and the Seller shall jointly determine.

     SECTION 8.3  Brokers and Finders.  Except for Donaldson, Lufkin & Jennette
                  -------------------
Securities Corporation (whose fees and expenses shall be borne by the Seller), each party represents and warrants to the other that all negotiations on behalf of such party relating to this Agreement and the transactions contemplated by this Agreement have been carried on by such party and its agents directly without the intervention of any other Person in such manner as to give rise to any claim against the Purchaser or the Seller for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

     SECTION 8.4  Entire Agreement; Assignment.  This Agreement constitutes the
                  ----------------------------
entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     SECTION 8.5  No Assignment; Binding Effect.  Neither this Agreement nor any
                  -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be null and void ab initio, except (a) for assignments and transfers by operation of law and (b) the Purchaser may collaterally assign its rights under this Agreement to parties providing financing in connection with the transactions contemplated hereby; provided, however, that the parties acknowledge and agree that any such assignment (i) shall result in the assignee obtaining the same (but not greater) rights than the Purchaser under this Agreement (it being understood and agreed that the rights of any such assignee shall be subject in all respects to this Agreement, including, without limitation, the limits set forth in the provisions of Article VI of this
                                                      ----------
Agreement) and (ii) shall not relieve the Purchaser or the Company from any of their respective duties or obligations under this Agreement. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors in interest, including without limitation any acquirer of the Seller's assets, and assigns.

     SECTION 8.6  Amendment and Modification.  This Agreement may be amended,
                  --------------------------
modified, terminated, rescinded or supplemented only by written agreement of the parties hereto.

     SECTION 8.7  Waiver; Consents.  Any failure of a party to comply with any
                  ----------------
obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

     SECTION 8.8  Further Assurances.  From time to time, the Purchaser and the
                  ------------------
Seller shall execute and deliver such further agreements, documents, certificates and other instruments and shall take or cause to be taken such other actions as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

     SECTION 8.9  Severability.  The invalidity or unenforceability of any
                  ------------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 8.10 Notices.  All notices, requests, claims, demands and other
                  -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

     if to the Purchaser:

          Mr. Jeffrey W. Goettman
          Thayer-BLUM Funding II, L.L.C.
          1455 Pennsylvania Avenue, N.W.
          Suite 350
          Washington, D.C. 20004
          Telecopy: 202/371-0391

     with a copy (which shall not constitute notice) to:

          Mr. John C. Walker
          BLUM Capital Partners, L.P.
          909 Montgomery Street
          Suite 400
          San Francisco, CA 94123
          Telecopy: 415/434-3130

          and

          Mr. Eric Stern
          Latham & Watkins
          1001 Pennsylvania Avenue, N.W., Suite 1300
          Washington, D.C. 20004-2505
          Telecopy: 202/637-2200


     if to the Seller:

          Mr. Larry D. Olson
          Kent Electronics Corporation
          7433 Harwin Drive
          Houston, Texas 77036
          Telecopy: 281/243-5800

     with a copy (which shall not constitute notice) to:

          Mr. Gene G. Lewis
          Locke Liddell & Sapp LLP
          3400 Chase Tower, 600 Travis
          Houston, Texas 77002
          Telecopy: 713/223-3717

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 8.11 Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     SECTION 8.12 Jurisdiction and Venue.  Any process against the Purchaser or
                  ----------------------
the Seller in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 8.9 with the same effect as though served on it or him personally.
   -----------
The Purchaser and the Seller hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the exclusive jurisdiction and venue of any court of competent jurisdiction in Delaware and irrevocably waive any and all objections to jurisdiction and review or venue that they may have under the laws of Delaware or the United States.

     SECTION 8.13 Descriptive Headings.  The descriptive headings are inserted
                  --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     SECTION 8.14 Parties in Interest; No Third-Party Beneficiary.  This
                  -----------------------------------------------
Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.15 Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 8.16 Incorporation by Reference.  Any and all Schedules, Exhibits,
                  --------------------------
annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

     SECTION 8.17 Certain Definitions.  For the purposes of this Agreement, the
                  -------------------
following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

     (a)  "Affiliate" means, with respect to any person or other entity, any
           ---------
person or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or other entity in question. For the purposes of this definition and the definition of Subsidiary, "control" (including "controlling," "controlled by" and "under common control with") as
            -----------    -------------       -------------------------
used with respect to any person or other entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or other entity, whether through the ownership of voting securities, by contract or otherwise.

     (b)  "Clerical Inventory Errors" means any data entry or similar clerical
           -------------------------
error in the assignment of a standard cost to raw material (it being understood and agreed that the Seller's reasonable judgment as to the appropriate standard cost for any raw material shall not constitute a Clerical Inventory Error).

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     (d)  "Court" means any court of the United States, any foreign country or
           -----
any domestic or foreign state, and any political subdivision thereof.

     (e)  "Escrow Agreement" means that certain Escrow Agreement (as the same
           ----------------
may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent" (as defined therein) pursuant thereto) made and entered into as of September 14, 2000, by and among Kent Electronics Corporation, Thayer-BLUM Funding II, L.L.C. and The Chase Manhattan Bank.

     (f)  "GAAP" means generally accepted United States accounting principles,
           ----
consistently applied.

     (g)  "Governmental Authority" means any governmental agency or authority
           ----------------------
(other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof.

     (h)  "Indebtedness" means all indebtedness, obligations and liabilities of
           ------------
the Purchaser or its Subsidiaries for borrowed money or any extension of credit, whether secured or unsecured by any lien or security interest in any property or assets of the Purchaser or its Subsidiaries, including, without limitation: (i) indebtedness, obligations, and liabilities which would be reflected on a consolidated balance sheet of the Purchaser prepared in accordance with GAAP; and (ii) all obligations of the Purchaser or its Subsidiaries in respect of any guaranty.

     (i)  "Knowledge" or "known"  -- An entity shall be deemed to have
           ---------      -----
"knowledge" of or to have "known" a particular fact or other matter if any director or executive officer of such entity has actual knowledge after due inquiry of such fact or other matter. Without limiting the generality of the preceding sentence, the Seller shall be deemed to have knowledge if any of Larry
D. Olson, Stephen J. Chapko or R. Michael Gibbons has actual knowledge after due inquiry of such fact or other matter.

     (j)  "Loss" means each and every claim, action, demand, cost, expense,
           ----
liability (including without limitation STRICT LIABILITY), penalty and other damage incurred by the Purchaser or the Seller, as appropriate, including, without limitation, reasonable attorneys' fees.

     (k)  "Material Adverse Effect" means any change, effect or circumstance
           -----------------------
that (i) is materially adverse to the assets, financial condition, results of operations or business of the Company taken as a whole (provided, however, that for purposes of determining whether there has been a "Material Adverse Effect" with respect to the Company (A) any adverse change resulting from or relating to general business or economic conditions affecting the economy as a whole shall be disregarded, and (B) any adverse change resulting from or relating to conditions generally affecting the industries in which the Company competes or participates shall be disregarded) or (ii) would prevent the Purchaser, the Company or the Seller, as the case may be, from carrying out its obligations under this Agreement.

     (l)  "Person" means any corporation, limited liability company,
           ------
association, partnership, organization, business, individual, government or political subdivision thereof or government agency.

     (m)  "Post-Closing Taxable Period" means (i) any taxable period beginning
           ---------------------------
after the Closing Date and (ii) with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such taxable period that is after the Closing Date.

     (n)  "Pre-Closing Taxable Period" means (i) any taxable period ending on or
           --------------------------
before the Closing Date and (ii) with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such taxable period that is on or before the Closing Date.

     (o)  "Seller Group" means the "affiliated group" of corporations (as
           ------------
defined in section 1504 of the Code) of which the Seller is the "common parent" (as that term is used in section 1504(a) of the Code).

     (p)  "Standard Cost Method" means the method of costing inventory by the
           --------------------
Company whereby costs are assigned to individual inventory components using predetermined costs that are based on the Company's reasonable expectations of actual costs, conducted in a manner consistent with the Company's past practices, including allocations of overhead and overhead variances.

     (q)  "Subsidiary" shall mean, when used with reference to an entity, any
           ----------
corporation, a majority of the outstanding securities entitled routinely to vote in the election of directors are owned directly or indirectly by such entity, or any partnership, joint venture or other enterprise in which such entity currently has, directly or indirectly, any controlling equity interest.

     (r)  "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies
           -----
or other similar assessments or charges of any kind whatsoever, including income taxes, ad valorem taxes, excise taxes, withholding taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any law, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

           [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                   KENT ELECTRONICS CORPORATION


                                   By: /s/ Larry D. Olson
                                      ----------------------------
                                           Larry D. Olson
                                           President and Chief Executive Officer



                                   THAYER-BLUM FUNDING II, L.L.C.


                                   By: /s/ Jeffrey W. Goettman
                                      ----------------------------
                                           Jeffrey W. Goettman
                                           Manager

                                    JOINDER
                                    -------

     Effective immediately after the Closing, the Company hereby joins in this Agreement and shall be fully bound by the covenants of the Purchaser and the Company set forth herein, including, without limitation, the covenants set forth in Article VI of this Agreement.
   ----------


                                   K*TEC ELECTRONICS CORPORATION


                                   By: /s/ R. Michael Gibbons
                                      ----------------------------
                                           R. Michael Gibbons
                                           President and General Manager

                                   EXHIBIT F
                              ENVIRONMENTAL LAWS


1. Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq.

2.   Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.
     ("RCRA")

3.   Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq.

4.   Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.

5.   Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq.

6.   Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq.

7.   Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq.

8.   Oil Pollution Act, 33 U.S.C. (S)(S) 2701 et seq.

9. Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq.

10.  Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq.

11. Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S)13b et. seq.

12.  Atomic Energy Act, 42 U.S.C. (S)(S) 2014 et. seq.

13.  Endangered Species Act, 15 U.S.C. (S)(S)1531 et. seq.

14.  Natural Environmental Policy Act, 42 U.S.C. (S)4321 et seq.